                                                                     Exhibit 2.2

                                    AGREEMENT

          This Agreement is entered into on October 21, 2002, among UBICS HOLDING COMPANY, a Delaware corporation ("UBICS"), UNITED BREWERIES HOLDINGS, LTD, a North Carolina corporation ("UBNC") and UNITED BREWERIES (HOLDINGS) LIMITED, an Indian corporation ("UBH").

                                    PREAMBLE

          On the date of this Agreement, UBICS, as trust beneficiary, has caused Wells Fargo Bank Northwest, National Association, as trustee (the "Trustee"), to purchase the Boeing 727 aircraft described on Attachment A hereto (the "Aircraft") from Davis Oil Company (the "Seller") for a purchase price of $3,350,000, all pursuant to an Aircraft Purchase Agreement dated October 10, 2002 between the Seller and UBICS (the "Purchase Agreement"). Further, at the request of UBNC, UBICS will cause certain repairs and refurbishments (collectively, the "Upgrades") to be made to the Aircraft pursuant to a contract with Aero Sky.

          UBICS would not be willing to either (i) cause the Trustee to purchase the Aircraft or (ii) cause the Upgrades to be made, without (A) the agreement of UBNC, an affiliate of UBH, to lease the Aircraft from the Trustee on a "dry lease" basis, to pay the costs of the Upgrades in excess of $650,000, to pay all of UBICS' out-of-pocket costs and expenses, including legal fees, incurred in connection with the Purchase Agreement, the Upgrades and the lease of the Aircraft to UBNC (other than purchase price of the Aircraft and the cost of the Upgrades up to a maximum of $650,000), and to purchase the Aircraft upon 90 days written notice from UBICS, and (B) the agreement of UBH to guarantee the payment and performance of all obligations of UBNC.

          Given the accelerated time schedule on which the parties have proceeded to a closing on the purchase of the Aircraft, UBICS and UBNC have not yet finalized the language of the definitive lease agreement for the Aircraft (the "Definitive Lease Agreement"). In order to enable UBICS and the Trustee to close on the purchase of the Aircraft and to begin the Upgrades, the parties wish to enter into this binding agreement, setting forth their agreement on the material terms of the lease of the Aircraft from the Trustee to UBNC , which terms will form the basis of the Definitive Lease Agreement.

          THEREFORE, the parties agree as follows, with the intent to be legally bound:

          1. UBNC will lease the Aircraft from the Trustee on a dry lease basis for a term of five years commencing on the date of delivery of the Aircraft to UBNC. UBNC shall pay rent for the Aircraft in the amount of $50,000 per month, plus applicable sales, lease or use tax. Rent will be paid monthly in advance commencing on the delivery date, and UBNC will pay the first three months rent on or before the delivery date.

          2. UBICS will cause the Upgrades to be made to the Aircraft at its cost and expense up to a maximum of $650,000. All charges for the Upgrades in excess of $650,000 shall be paid directly by UBNC.

          3. UBH will execute and deliver to UBICS and the Trustee a Guaranty Agreement (the "Guaranty") in form and substance satisfactory to UBICS, guaranteeing payment and performance of all of UBNC's obligations under the Definitive Lease Agreement.

          4. The Trustee shall have the right, exercisable at any time after the date of this Agreement, upon not less than 90 days prior written notice to UBNC, to require UBNC to purchase the Aircraft for the cash purchase price of $4.0 million. The only condition to UBNC's obligation to purchase the Aircraft will be that the Trustee deliver to UBNC good title to the Aircraft, free and clear of all liens (other than any liens which may have attached as a result of the actions of UBNC or UBH).

          5. Being a dry lease, UBNC will pay all costs and expenses associated with the operation and maintenance of the Aircraft, including, without limitation all costs of insurance on the Aircraft, which insurance shall name UBICS and the Trustee as additional insureds. UBICS will assist UBNC in making arrangements for the payment of such expenses.

          6. The parties will use their best efforts and will negotiate in good faith to finalize and execute the Definitive Lease Agreement and the Guaranty on the delivery date. The Definitive Lease Agreement will contain the terms described herein and will be consistent with comparable, arm's-length, dry lease agreements for similar aircraft. Both the Definitive Lease Agreement and the Guaranty will be substantially the forms attached hereto as Exhibits A and B and will otherwise be in form and substance satisfactory to UBICS. In the event that either the Definitive Lease Agreement or the Guaranty is not executed within such time period, UBICS will cause the Trustee to exercise its rights under Paragraph 4 above.

          7. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

          8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.

                           [Signatures on next page.]

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

                                       UBICS HOLDING COMPANY


                                       By: /s/ Robert C. Harbage
                                          ------------------------------
                                          Robert C. Harbage, President


                                       UNITED BREWERIES (HOLDINGS) LIMITED


                                       By: /s/ Vijay Mallya
                                          ------------------------------
                                          Vijay Mallya, Chairman


                                       UNITED BREWERIES HOLDINGS, LTD


                                       By: /s/ Harmohan S. Bedi
                                          ------------------------------
                                          Harmohan S. Bedi, President

                                  ATTACHMENT A

                              AIRCRAFT DESCRIPTION

Airframe:

Airframe Manufacturer and Model:                 Boeing VIP 727-44

Airframe Manufacturer's Serial Number:           19318

Year of Manufacture:                             1967

United States Registration Mark:                 N44MD



ENGINES:

Engine Manufacturer and Model:                   Pratt & Whitney JT8D-9A

Engine Manufacturer's Serial Numbers:            665625, 665839 and 664474

Year(s) of Manufacture:                          1967



APU:

APU Manufacturer and Model:                      Garrett GT CP-85-98

APU Manufacturer's Serial Number                 P15377



PARTS:

          Any part, component, appurtenance, appliance, module, accessory, instrument (including avionics), communications equipment, furnishing, module, SELLER-furnished equipment or other item of equipment (other than complete Engines or engines) installed in or attached to the Airframe, any Engine or the APU.

AIRCRAFT DOCUMENTS:

          All technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA or the Maintenance Program to be maintained by the SELLER with respect to the Aircraft, Airframe, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made or required to be made by the SELLER in accordance with the Maintenance Program or the FAA Regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk).

OTHER INFORMATION:

Status of Airframe as of September ____, 2002:

               Total hours 35,850 Total cycles 35,405
               [______] hours/[______] cycles since last "A" check

Status of Engines:

                           Serial          Total          Total
          Position           No.            Hrs.          Cycles
          --------           ---            ----          ------

           Right           665625          43997          36,819

            Left           665839          34366          25,540

           Center          664474         42,123           35405

                                                                       Exhibit A

                            AIRCRAFT LEASE AGREEMENT




                              Dated _________, 2002



                                     BETWEEN


                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
                                   as Lessor,



                                       and



                         UNITED BREWERIES HOLDINGS, LTD.
                                   as Lessee,





                ------------------------------------------------

                Concerning: One B727-100 Aircraft, MSN 19318 and
                         Three JT8D-9A Turbofan Engines

                ------------------------------------------------

                                Table of Contents

1.    DEFINITIONS, CONSTRUCTION AND INTERPRETATION .........................   1
2.    DELIVERY AND ACCEPTANCE ..............................................   1
3.    TERM .................................................................   2
4.    RENT AND OTHER PAYMENTS ..............................................   2
5.    REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE PARTIES .............   4
6.    POSSESSION; USE; LAWFUL INSURED OPERATIONS; MAINTENANCE;
      INSIGNIA .............................................................  12
7.    INSPECTION ...........................................................  16
8.    REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS
      AND ADDITIONS ........................................................  16
9.    TAXES ................................................................  18
10.   EVENTS OF LOSS .......................................................  20
11.   INSURANCES ...........................................................  22
12.   GENERAL INDEMNIFICATION ..............................................  26
13.   LIENS ................................................................  29
14.   RETURN OF AIRCRAFT ...................................................  29
15.   EVENTS OF DEFAULT ....................................................  29
16.   RIGHTS AND REMEDIES ..................................................  32
17.   MISCELLANEOUS ........................................................  36
18.   THE LESSOR ...........................................................  44
19.   PUT RIGHT ............................................................  44

Schedule 1 Definitions and Construction ....................................  46

1.    Definitions ..........................................................  46
2.    Construction .........................................................  55

Schedule 2 Conditions Precedent ............................................  57


Schedule 3 Rent and Other Amounts ..........................................  60

      PART 1 PAYMENTS ......................................................  60
1.    BASIC RENT                                                              60
2.    SECURITY DEPOSIT .....................................................  60
3.    REIMBURSEMENT OF RENTAL ..............................................  61

PART 1 COMPUTATION OF BASIC RENT ...........................................  62

Schedule 4 Form of Certificate of Acceptance ...............................  63

1.    Definitions ..........................................................  63
2.    Delivery and Acceptance ..............................................  63

3.    Aircraft Records .....................................................  64
4.    Delivery Date ........................................................  64
5.    Fuel .................................................................  65
6.    Condition of Aircraft ................................................  65
7.    Governing Law ........................................................  65
8.    Representations and Warranties .......................................  65
9.    Technical Definition .................................................  65
10.   Basic Rent ...........................................................  65

APPENDIX I to Certificate of Acceptance ....................................  67


APPENDIX II to Certificate of Acceptance ...................................  68


APPENDIX III To Certificate of Acceptance ..................................  69


APPENDIX IV To Certificate of Acceptance ...................................  70


APPENDIX V To Certificate of Acceptance ....................................  71


Schedule 5 Insurances ......................................................  72

1.    Lessee is required to maintain the following Insurances with respect to the Aircraft: .....................................................  72
2.    The hull and spares insurance relating to the Aircraft referred to in paragraph 1 above will: ...........................................  72
3.    The liability insurances referred to in paragraph 1 above will: ......  73
4.    All Insurances will: .................................................  73
5.    Where applicable, the Reinsurances will: .............................  74
6.    Lessee may maintain Insurances in respect of the Aircraft for the purposes of this Lease which incorporate the terms and conditions of
      Airline Finance/Lease Contract Endorsement AVN67B. In that event, to the extent that any provision of AVN67B conflicts or is otherwise inconsistent with the requirements of the Lease relating to
      Insurances, then (so long as it is general practice to insure aircraft financed or leased on the basis of such endorsement) such conflicting or inconsistent provision of AVN67B shall prevail and such endorsement shall be deemed to satisfy the requirements of the Lease. ............  74

Schedule 6 Delivery Condition And Redelivery Condition .....................  76

1.    Location .............................................................  76
2.    General ..............................................................  76
3.    Documentation ........................................................  76
4.    Service Bulletins ....................................................  76
5.    Fuel .................................................................  77

1.    Location .............................................................  78
2.    General ..............................................................  78
3.    Documentation ........................................................  79
4.    Acceptance Flight ....................................................  79
5.    General Return Conditions ............................................  80
6.    Specific Conditions ..................................................  82
7.    Return of Essence ....................................................  84
8.    Service Bulletins ....................................................  84
9.    Fuel .................................................................  85
10.   Adjustment of Maintenance Reserve Amounts ....Error! Bookmark not defined.

Schedule 7 [Intentionally left blank] ......................................  86

Schedule 8 [Intentionally left blank] ......................................  87

Schedule 9 Aircraft Records Standard .......................................  88

1.    Language .............................................................  88
2.    Minimum Standard .....................................................  88
3.    Delivered Aircraft Records ...........................................  88
4.    Manufacturer and Vendor Manuals ......................................  88
5.    Automated Aircraft Records ...........................................  88
6.    Routine Maintenance ..................................................  89
7.    Non-Routine Tasks ....................................................  89
8.    Repairs ..............................................................  89
9.    Alterations and Modifications ........................................  89
10.   Replacement Parts ....................................................  89
11.   Life Limited Parts ...................................................  89
12.   Flight Time and Cycles ...............................................  90
13.   Airworthiness Directives .............................................  90
14.   ADs and Service Bulletins ............................................  90
15.   Records List at Aircraft Redelivery ..................................  90

Attachment 1  to schedule 9 ..................................................   92

Schedule 10  [intentionally left blank] ......................................   97

Schedule 11 [intentionally left blank] .......................................   98

Schedule 12 Lease Information ................................................   99

Schedule 13 Form Of Quarterly Operating Report ...............................  100

Schedule 14 Form Of Redelivery Certificate ...................................  102

1.  Definitions ..............................................................  102
2.  Redelivery and Acceptance ................................................  102

APPENDIX I to Redelivery Certificate  [Aircraft Model and Type] MSN [  ] .....  105

    STATUS OF TIME CONTROLLED COMPONENTS, ENGINES MODULES AND LLPS ...........  105

APPENDIX II to Redelivery Certificate ........................................  106

APPENDIX III to Redelivery Certificate .......................................  107

APPENDIX IV to Redelivery Certificate ........................................  108

                                  LEASE SUMMARY

This Lease Summary is for convenience only and does not form part of the agreement for the leasing of the aircraft referred to below. It is to be ignored in construing the Lease. In the case of any conflict between the information contained in this Lease Summary and the Lease, the Lease is to prevail.

1.  Airframe:                (a) Manufacturer:                         The Boeing Company

                             (b) Type and Model:                       B727-100

                             (c) Serial Number:                        19318

                             (d) State of Registration:                United States

                             (e) Registration Mark:                    N44MD

2.  Engines:                 Manufacturer:                             Pratt & Whitney

                             Type and Model:                           JT8D-9A

                             Serial Numbers:  Right                    665625

                                              Left                     665839

                                              Center                   664474

3.  Delivery Location:       San Antonio, TX

4.  Expiry Date:             Fifth Anniversary of Delivery Date

5.  Insurance:               (a) Broker:                               _______________

                             (b) Insured Value:                        $__________

                             (c) Engine Agreed Value:                  $__________ (each
                                                                       Engine)

                             (d) Liability Policy Limit:               Not less than

                                                                       $__________
6.  Lessee:                  (a) UNITED BREWERIES
                                 HOLDINGS, LTD.

                             (b) Contact: Harmohan S. Bedi

                             (c) Telephone: 415.339.1108

                             (d) Facsimile: 415.289.1410

7.  Lessee's Process Agent:

8.  Lessor:                  (a) Wells Fargo Bank Northwest, National
                             Association

                             (b) Contact:  Corporate Trust Department

                             (c) Telephone: 801.246.5630

                             (d) Facsimile: 801.246.5053

9.  Lessor's Process Agent:

12. Payments:                (a) First Rental Date:                      __________, 2002

                             (b) Rental Period:                          Monthly

                             (c) Basic Rental Amount:                    See Schedule 3

                             (d) Security Deposit:                       See Schedule 3

13. Latest Delivery Date:

14. Early Termination:       None

15. Extension Option:        None

16. Purchase Option:         None

THIS AIRCRAFT LEASE AGREEMENT, dated as of ___________, 2002, between WELLS FARGO BANK NORTHWEST, National Association, a national banking association organized and existing under the laws of the United States of America, with its principal place of business at 79 South Main Street, Salt Lake City, Utah 84111, United States of America, not in its individual capacity but solely as Owner Trustee ("Lessor") and UNITED BREWERIES HOLDINGS, LTD., a North Carolina corporation, with its registered office at 212 N. McDowell Street, Suite 210, Charlotte, NC 28204 ("Lessee").

WITNESSETH:

WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft upon the terms and conditions set forth in this Lease.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Lessor and Lessee hereby agree as follows:

1.       DEFINITIONS, CONSTRUCTION AND INTERPRETATION

         The capitalized terms used in this Lease (including in the paragraphs above) shall have the meanings specified in Schedule 1. The rules of construction and interpretation used in this Lease are also specified in Schedule 1.

2.       DELIVERY AND ACCEPTANCE

2.1      Time and Place

         Subject to the satisfaction of the conditions set forth in Clause 2.3, Lessor shall deliver the Aircraft to Lessee on the Delivery Date at the Delivery Location or at such other location as may be mutually agreed. Subject to satisfaction of the conditions set forth in Clause 2.4, Lessee shall accept the Aircraft by executing the Certificate of Acceptance and delivering the same to Lessor and upon Lessor's countersignature on the Certificate of Acceptance the Aircraft shall become subject to this Lease. Execution and delivery by Lessee of the Certificate of Acceptance shall constitute conclusive proof of Lessee's unconditional acceptance of the Aircraft for lease under this Lease without any reservation whatsoever. The date of the Certificate of Acceptance shall be the Delivery Date of the Aircraft.

         It is anticipated that the Delivery Date of the Aircraft will be the Anticipated Delivery Date. Lessor agrees to notify Lessee of any event of which it becomes aware which would cause a change in the Delivery Date. Lessee acknowledges and agrees that the Delivery Date may be delayed and that Lessor shall not be responsible for any losses, (including loss of profit) costs or expenses arising from any such delay which are suffered or incurred by Lessee. Lessee shall not be entitled to terminate this Lease, or to reject the Aircraft when tendered for delivery on the grounds of any such delay, unless the Delivery Date is delayed beyond the Latest Delivery Date. If the Delivery Date is delayed beyond the Latest Delivery Date, either party may give written notice of termination to the other in which event Lessor shall return the Security Deposit it has actually received from Lessee promptly thereafter, and this Lease shall be without further force or effect.

2.2      A Letting Only

         At all times during the Term, full legal title to and ownership of the Aircraft shall remain vested in Owner to the exclusion of Lessee, notwithstanding the delivery of the Aircraft to, and the possession and use thereof by, Lessee. Lessee shall bear all risks of loss, theft, damage or destruction of or to the Aircraft during the Term.

2.3      Lessor's Conditions to Delivery

         Lessor's obligation to deliver and lease the Aircraft to Lessee hereunder shall be subject to satisfaction of the conditions precedent set forth in Part A of Schedule 2 (which Lessee shall procure at the times specified) unless waived by Lessor.

2.4      Lessee's Conditions to Delivery

         Lessee's obligation to accept and lease the Aircraft from Lessor hereunder shall be subject to the satisfaction (or waiver by Lessee) of the conditions precedent specified in Part B of Schedule 2.

3.       TERM

         The Term shall commence on the Delivery Date and shall continue, unless earlier terminated pursuant to any provision hereof, until the Expiry Date.

4.       RENT AND OTHER PAYMENTS

4.1      Basic Rent

         Lessee shall pay Lessor rent for the Aircraft on each Basic Rent Payment Date, each such payment to be in the amount specified in
         Schedule 3 ("Basic Rent"). The Basic Rent amounts are subject to adjustment as set forth in Schedule 3.

4.2      Supplemental Rent

         Lessee shall also pay to Lessor or, at Lessor's direction to whomsoever shall be entitled thereto, any and all Supplemental Rent (other than Maintenance Reserve Amounts, which shall be paid to Lessor) on the due date specified in the invoice from Lessor to Lessee for such Supplemental Rent. Lessee shall pay to Lessor (as well after as before any judgement), as Supplemental Rent, interest at the Incentive Rate on any part of any instalment of Rent not paid on the due date therefor. All computations of interest under this Lease to be made on the basis of a 360-day year and actual days elapsed.

4.3      Prohibition Against Setoff, Counterclaim, Etc.

         Lessee's obligation to pay Rent and make other payments in accordance with this Lease shall be absolute and unconditional irrespective of any contingency whatsoever including (but not limited to) (i) any right of setoff, counterclaim, recoupment, defense or other right which either party hereto may have against the other, (ii) any unavailability of the Aircraft or any part thereof for any reason, including, but not limited to, any loss, theft, damage or destruction of or to the Aircraft or any part thereof, any requisition of the Aircraft or any prohibition or interruption or interference with or other restriction against Owner's or Lessor's or Lessee's use, operation or possession of the Aircraft, or any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss (subject to the provision for cessation of Basic Rent as stated in Clause 10.1) in respect of or any damage to the Aircraft or any part thereof, (iii) any insolvency, bankruptcy, reorganization, arrangement, readjustment of Indebtedness, dissolution, liquidation or similar proceedings by or against Owner, Beneficial Owner, Lessor, or Lessee, (iv) any invalidity or unenforceability or lack of due authorization of, or other defect in, any of the Relevant Documents, and (v) any other cause which but for this provision would or might have the effect of terminating or in any way affecting any obligation of Lessee hereunder.

4.4      Security Deposit

         The Security Deposit shall be paid to Lessor at the time(s) and in the amount(s) specified in Schedule 3. No interest will accrue or be paid on the Security Deposit. Subject to Clause 2.1 and to the next succeeding paragraph of this Clause 4.4, the Security Deposit (whether in cash or evidenced by one or more letters of credit) shall only be returnable to Lessee in accordance with either paragraph 2.1.2 or 3.5 of Part 1 of Schedule 3, as applicable.

         The Security Deposit shall be held by Lessor as security for the timely and faithful performance by Lessee of Lessee's obligations under the Relevant Documents and the Other Leases, and Lessee hereby grants Lessor a security interest in all sums deposited with or otherwise held by Lessor under this Clause 4.4. Lessee agrees to execute and file with the appropriate Government Entities any and all documents necessary and reasonably requested by Lessor to evidence and perfect such security interest in favor of Lessor. If an Event of Default shall have occurred and is continuing, in addition to all other rights Lessor shall have under applicable law, Lessor may, but shall not be obligated to, draw on the Security Deposit Letter of Credit and/or use, apply, set-off or retain all or any portion of the Security Deposit, in payment for sums due by Lessee under the Relevant Documents and the Other Leases, to reimburse Lessor for any sums advanced as a result of such Event of Default or to apply toward any losses or expenses Lessor actually incurs as a result of such Event of Default. If Lessor uses or applies all or any portion of such Security Deposit as provided above, such use or application shall not be deemed a cure of any Event of Default, and Lessee shall within five (5) Business Days after such use or application deposit with Lessor in cash an amount sufficient to restore the Security Deposit to the aggregate amount of such Security Deposit prior to Lessor's use or application. An Event of Default shall continue until the Security Deposit is restored and the failure of Lessee to do so within this period shall be a second, independent Event of Default. Provided that an Event of Default shall not have occurred and then be continuing and provided that Lessee shall have paid all amounts owing hereunder, the remaining balance of the Security Deposit held by Lessor shall be returned to Lessee in the form then being held by Lessor at the end of the Term following Lessee's return of the Aircraft in compliance with Clause 14, subject to Lessor being satisfied that it is entitled to retain all sums applied by it pursuant to this Clause 4.4 to sums due and payable under the Relevant Documents or the Other Leases.

4.5      Manner and Place of Payments

         All amounts to be paid by Lessee hereunder shall be paid to the account of Lessor at the bank and to the account specified in Schedule 12 hereto or to such other party or account as Lessor shall designate in writing for value on the due date at the time and in such funds specified by Lessor as being customary at the time for settlement of transactions in Dollars in the place of payment. Subject to Clause 4.2, if any such amount is due to be paid on a day other than a Business Day, such amount shall be payable on the next succeeding Business Day and the amount thereof, if calculated by application of a per annum rate, shall be adjusted accordingly. Any payment of Rent not received in Lessor's bank account by 11:00 a.m. (at the place at which payment is to be made in accordance with the foregoing) on the due date shall be treated as having been received on the next succeeding Business Day.

4.6      No Deductions or Withholdings

         Rent and all other amounts payable by Lessee to Lessor hereunder and under each of the Relevant Documents will be made in full without any deduction or withholding (whether in respect of set-off, counter-claim, duties, tax, charges or otherwise) unless a deduction or withholding is required by any applicable law, in which event Lessee will:

                    (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

                    (b) pay to Lessor immediately the additional amount that will result in the net amount received by Lessor being equal to the amount which would have been received by Lessor had no such deduction or withholding been made;

                    (c) pay to the relevant Government Entity within the period of time for payment permitted by any applicable law the full amount of the deduction or withholding (including the full amount of any deduction or withholding on any additional amount paid under this Clause 4.6); and

                    (d) when requested to do so by Lessor, furnish to Lessor, within the period for payment permitted by any applicable law, an official receipt (if available) of the relevant Government Entity for all amounts deducted or withheld, or if such receipts are not issued by the relevant Government Entity, a certificate of deduction or any other evidence of the relevant deduction or withholding reasonably required by Lessor.

5.       REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE PARTIES

5.1      Lessor's Representations and Warranties and Disclaimer

          Lessor represents and warrants that:

                    (a) on the Delivery Date Lessor shall have the right to lease the Aircraft to Lessee hereunder. EXCEPT FOR THE FOREGOING REPRESENTATION, AND THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS CLAUSE 5.1, NEITHER LESSOR NOR OWNER NOR BENEFICIAL OWNER MAKES AND SHALL NOT BE DEEMED TO HAVE MADE OR TO MAKE ANY WARRANTIES, REPRESENTATIONS, GUARANTEES OR UNDERTAKINGS OF ANY KIND, INCLUDING (I) AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN OR OPERATION OF, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR THE ABSENCE OF ANY DEFECT IN, THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, OR TRANSFERRED HEREUNDER, (II) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR SUITABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT OF PATENTS OR TRADE MARKS OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) AS TO ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WITH RESPECT TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED, LEASED, OR TRANSFERRED HEREUNDER, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE ACTUAL OR IMPUTED NEGLIGENCE OF OWNER OR LESSOR OR BENEFICIAL OWNER, OR (IV) AS TO ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF, OR DAMAGE TO, THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                    (b) Corporate Existence and Qualification. Lessor is a national banking association duly organized and validly existing under the laws of the United States of America.

                    (c) Authority. Lessor has full corporate power and authority to enter into and perform its obligations under the Relevant Documents to which Lessor is a party; and the execution, delivery and performance of the Relevant Documents have been duly authorized by all necessary corporate action on the part of Lessor, do not require any stockholder or shareholder approval or approval or consent of any trustee or holders of any Indebtedness or other obligations of Lessor except such as have been duly obtained and do not contravene any provision of any law, governmental rule, regulation or order binding on Lessor, or any applicable interpretation or administration of any such law, governmental rule, regulation or order, or contravene the constitutional documents of Lessor or any Lien, contract or other agreement or instrument to which Lessor is a party or by which it or any of its assets may be bound or affected.

         (d) Binding Obligations. The Relevant Documents to which Lessor is a party constitute or, when executed and delivered will constitute, the legal, valid and binding obligations of Lessor, enforceable against Lessor in accordance with their terms except as any such enforcement may be affected by bankruptcy, moratorium and similar laws affecting creditors rights generally and by general equitable principles.

         (e) Government Approval. The execution and delivery by Lessor of the Relevant Documents to which Lessor is a party do not (or when executed will not) require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Government Entity or other person, except such as have been obtained, given or accomplished.

         (f) No Immunity. Lessor is subject to civil commercial law with respect to its obligations under the Relevant Documents to which Lessor is a party and neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of such Relevant Documents by Lessor constitute private and commercial acts.

5.2    Lessee's Representations and Warranties

         (a) Lessee represents and warrants that:

         (i) Corporate Existence and Qualification. Lessee is a corporation duly incorporated and validly existing under the laws of its Home Jurisdiction and is or will be an air carrier of persons and property, registered, licensed or otherwise certificated or duly authorized under the laws of the State of Registration and the regulations of the Aeronautics Authority to engage in such air transportation and is duly qualified or otherwise authorized to do business in all jurisdictions in which it conducts business, except for jurisdictions where failure to so qualify or obtain authorization would not have a material adverse effect on the business of Lessee and would not involve any danger of the sale, forfeiture, detention or loss of the Aircraft or any part thereof or impairment of the value thereof.

         (ii) Authority. Lessee has full corporate power and authority to enter into and perform its obligations under the Relevant Documents; and the execution, delivery and performance of the Relevant Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder or shareholder approval or approval or consent of any trustee or holders of any Indebtedness or other obligations of Lessee except such as have been duly obtained and do not contravene any provision of any law, governmental rule, regulation or order binding on Lessee, or any applicable interpretation or administration of any such law, governmental rule, regulation or order, or contravene the constitutional documents of Lessee or any Lien, contract or other agreement or instrument to which Lessee is a party or by which it or any of its assets may be bound or affected.

         (iii) Governmental Approvals. None of the execution, delivery or performance by Lessee of the Relevant Documents or any other document to be executed by Lessee pursuant thereto, or the consummation of any of the transactions by Lessee contemplated thereby, nor the leasing by Lessee of the Aircraft thereunder requires the consent or approval of, the giving of notice to, the registration or filing for recordation with, or the taking of any other action in respect of, any Government Entity of the State of Registration except for (i) the issuance of a certificate of airworthiness and a certificate of registration with respect to the Aircraft issued by the Aeronautics Authority naming Owner as the owner of the Aircraft, (ii) the filing with the Aeronautics Authority of the bill of sale conveying the Aircraft to Owner, and (iii) such other filings or actions as have either been made or taken or are not yet due or required but will be made or taken prior to the date when due or required.

         (iv) Binding Obligations. The Relevant Documents and all other documents executed by Lessee pursuant thereto constitute or, when executed and delivered will constitute, the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their terms except as any such enforcement may be affected by bankruptcy, moratorium and similar laws affecting creditors rights generally and by general equitable principles.

         (v) Litigation. Except as otherwise disclosed to Lessor in writing prior to the execution and delivery of this Lease, there are no suits or proceedings taking place, pending or, to the knowledge of Lessee, threatened in any court or before any arbiters, regulatory commission, board or other administrative or governmental agency in any jurisdiction against or affecting Lessee which relate to the Aircraft or the transactions contemplated by the Relevant Documents or which, if adversely determined, could reasonably be expected to have an adverse effect on the ability of Lessee to fulfil its obligations under the Relevant Documents.

         (vi) Financial Condition. The audited balance sheet of Lessee as at December 31, 2001, and the audited statement of income and statement of cash flows of Lessee for the year ended on that date, each certified by the independent auditor of Lessee, heretofore furnished to Lessor prior to execution of this Lease, are complete and correct and have been prepared in accordance with generally accepted accounting principles of the United States of America and since such date there has been no material adverse change in the financial condition of Lessee.

               (vii) Use of Aircraft. The Aircraft will be used exclusively for the carriage of persons, property, cargo, and mail as permitted under applicable law.

               (viii) No Adverse Agreements. Lessee is not a party to any agreement or instrument or subject to any restriction which individually or in the aggregate is, in the reasonable judgement of Lessee, likely to adversely affect in any material respect its ability to perform its obligations under this Lease.

               (ix) No Default. No Default or Event of Default has occurred and is continuing.

               (x) No Immunity. Lessee is subject to civil commercial law with respect to its obligations under the Relevant Documents and neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of the Relevant Documents by Lessee constitute private and commercial acts.

               (b) Repetition. The representations and warranties contained in Clause 5.2(a) are made by Lessee on the date of this Lease and will be deemed to be repeated by Lessee on the Delivery Date and on each Basic Rent Payment Date as if made with reference to the facts and circumstances subsisting on each such date provided that the reference to the audited balance sheet and audited statement of income and statement of cash flows of Lessee in Clause 5.2(a)(vi) shall for such purposes be deemed to be a reference to the then latest audited annual balance sheet and audited statement of income and statement of cash flows of Lessee delivered to Lessor pursuant to Clause 5.3(a)(i) and the words "Default or" in Clause 5.2(a)(ix) shall for such purposes be deemed to be omitted.

5.3   Covenants of Lessee

      Throughout the Term Lessee agrees that:

               (a)    Financial Statements, Reports, etc. Lessee will furnish to
                      Lessor:

               (i) as soon as available after the end of each fiscal quarter and after the close of each fiscal year of Lessee, the balance sheet of Lessee as at the end of such quarter or year and the related statements of income for such quarter or year, prepared in accordance with generally accepted accounting principles in the United States of America and on a basis consistent with that used in the preparation of the financial statements referred to in Clause 5.2(a)(vi), except as noted in such balance sheet and statements, and, in the case of year-end balance sheets and statements, certified by Lessee's independent auditors and including their certificate and accompanying comments if any;

               (ii) at the time of the delivery of the year-end financial statements referred to in paragraph (i) above, a certificate of Lessee, signed by the principal financial officer of Lessee, stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default has occurred or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and what action Lessee has taken or is taking or proposes to take with respect thereto;

      (iii) promptly after Lessee shall have obtained knowledge of the occurrence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto;

      (iv) (A) promptly after entering into or becoming bound or affected by any pooling or interchange agreement or arrangement by which any Engine or Part may be affected and promptly after each amendment or modification of any such agreement or arrangement, a copy of such agreement, arrangement, amendment or modification, duly certified by an officer of Lessee as being a complete and correct copy, and
             (B) prompt notice of any relinquishment of possession of any Engine or Part permitted under Clause 6.1 and a copy of any documents relating thereto duly certified by an officer of Lessee as being a complete and correct copy;

      (v) promptly notify Lessor of any arrest, hi-jacking, seizure or detention of the Aircraft or of any accident involving the Aircraft;

      (vi) within 10 days after receiving service of process or the equivalent written notice of any litigation, including arbitration, involving any claim in excess of $50,000 or the equivalent thereof in any other currency and of any proceeding by or before any Government Entity which litigation or proceeding is not frivolous in nature and which, if adversely determined, could materially adversely affect the properties, business, prospects or financial condition of Lessee or its ability to meet its obligations under the Relevant Documents;

      (vii) promptly provide Lessor with copies of any changes to the Maintenance Program and, at Lessor's request, cooperate with Lessor to amend Clauses 6 and 14, as appropriate, to reflect such changes;

      (viii) from time to time such other information as Lessor may reasonably request, including reports as to maintenance of the Aircraft and the Engines (including total Flight Hours and Cycles and time between overhauls) and including information as to the financial condition and operations of Lessee and Lessee's insurance arrangements for the Aircraft;

         (ix) on or before the 10/th/ day of each month a report on the utilization and operation of the Aircraft during the immediately preceding calendar month in the form of Schedule 13; and

         (x) upon request of Lessor, copies of all invoices received from Eurocontrol and other air control and airport authorities showing the status of Lessee's accounts.

         (b) Authorizations. Lessee will obtain from time to time any and all such consents, approvals, licenses and authorizations and make any and all such filings and registrations as shall now or hereafter be required under applicable law and regulations (including foreign exchange laws) for the execution, delivery and performance by Lessee of the Relevant Documents and will promptly furnish copies thereof to Lessor.

         (c) Recording. Lessee shall, at its sole cost and expense, procure that at all times during the Term the Aircraft is registered in the State of Registration in the name of Owner and that this Lease, any Mortgage and such other instruments as are necessary or reasonably requested by Lessor to protect the right, title and interests of Lessor and/or Owner with respect to the Aircraft and the Relevant Documents are likewise at all times registered with the Aeronautics Authority and any other appropriate Government Entities in the State of Registration or elsewhere as may be reasonably required by Lessor. Lessee will not do anything or permit anything to be done to prejudice any such registration or such interests. At no time during the Term will the Aircraft be registered other than in the State of Registration.

         (d) Corporate Existence, Mergers, etc. Lessee will at all times maintain its existence as a public or private corporation under the law of its Home Jurisdiction. Lessee will not consolidate with or merge with or into any other person. Lessee will not sell, lease, exchange, transfer or otherwise dispose (whether in one transaction or in a series of related transactions) of all or substantially all its property, assets or revenues, whether now owned or hereafter acquired. Lessee shall not change its registered office without giving Lessor at least 30 days' prior written notice.

         (e) Aircraft Records. Lessee will at all times maintain the originals of all Aircraft Records, including the Maintenance Manual and the Maintenance Program, at Lessee's engineering facility with a full copy at the facility of the Authorized Maintenance Performer. The same shall be available for inspection by Lessor during normal business hours. Lessor shall give Lessee at least 5 days' prior notice of any such inspection unless an Event of Default has occurred and is continuing, in which case no prior notice shall be required.

         (f) Base of Aircraft. Lessee will procure that the Aircraft will be based at its Habitual Base (or such other airport as Lessor may approve in writing).

         (g) Agreement with Authorised Maintenance Performer. The agreements between Lessee and the Authorised Maintenance Performer (including the agreement referred to in paragraph (b) of Part A of Schedule 2) shall not be amended or varied without Lessor's prior written consent.

            (h) Airports. Lessee will ensure that Lessor has an up-to-date list of airports to which Lessee operates the Aircraft and its other aircraft and at least six (6) months prior to the end of the Term and at other times at Lessor's request, Lessee will authorise Lessor to obtain direct from each airport a general statement of account in relation to the status of Lessee's payment of charges at that airport.

            (i) Deregistration Power of Attorney. Lessee shall provide Lessor and Mortgagee promptly following request made by Lessor from time to time with a Deregistration Power of Attorney which has been executed, notarized and legalized not earlier than 10 days prior to the date of any such request.

            (j) Lessee's Process Agent. Lessee shall appoint an alternative agent for service of process (as required pursuant to Clause 17.6(d)) having a registered office in India if for any reason Lessee's Process Agent fails to maintain its registration or registered address for business in India, and Lessee shall further provide evidence satisfactory to Lessor that such alternative agent for service of process has accepted such appointment.

5.4   Covenants of Lessor

            (a) Registration. Lessor will take such action as may be reasonably necessary to assist Lessee in fulfilling its obligations under Clause 5.3(c) in relation to filing or recording this Lease, any Mortgage and any Financing Document and the registering of the Aircraft with the Aeronautics Authority; provided, however, that nothing herein shall require Lessor to qualify for admission to do business under the laws of the State of Registration or any subdivision thereof, nor shall anything herein require Lessor to take any other action which would (either alone or in connection with any other related or unrelated action) subject Lessor to any liability to or the jurisdiction of taxing authorities in or for the State of Registration or any subdivision thereof. Lessor agrees to use reasonable endeavours to deliver to Lessee and to any other person or entity or entity specified by Lessee such notifications, certifications, reports or other documents as may be required by law as a condition to exemption or other relief from (or reduction of) any Taxes which otherwise would be imposed with respect to any amount payable by Lessee under this Lease.

            (b) Quiet Enjoyment. So long as no Event of Default shall have occurred and be continuing, Lessor agrees that it will not, through its own actions or through the actions of others lawfully claiming through or under Lessor, except as specifically provided herein, interfere or permit any other person or authority to interfere with Lessee's peaceful and quiet use of the Aircraft in accordance with the terms of this Lease.

6.    POSSESSION; USE; LAWFUL INSURED OPERATIONS; MAINTENANCE; INSIGNIA

6.1   Possession

      The Aircraft and the operations performed therewith, subject to applicable law and the rules and regulations of the Aeronautics Authority, shall be under the exclusive control of Lessee until the Aircraft is returned pursuant to Clause 14. Lessee shall not without Lessor's prior written consent deliver, relinquish or transfer possession of the Aircraft or any part thereof, except for transfer of possession and replacement of Parts as provided in Clause 8; provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing, Lessee may, subject to the other provisions of this Clause 6: (a) deliver possession of the Aircraft or any part thereof to the Authorized Maintenance Performer for service, repair, maintenance or overhaul work required by the terms hereof, or for modifications, alterations or additions permitted by the provisions of this Lease; or (b) install an Engine on another airframe of the same type and model as the Airframe, which other airframe is owned or leased by Lessee, or hired or bailed or conditionally purchased by Lessee subject to a hire purchase or conditional sale agreement, provided that (i) such airframe is free and clear of all Liens except the right of the parties to the lease, hire purchase or conditional sale agreement or other security agreement covering such airframe, (ii) the owner of such airframe expressly agrees in the lease, hire purchase or conditional sale agreement or other security agreement that it will not acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time, (iii) no such other airframe on which an Engine is installed by virtue of this Clause
      6.1 may be subleased to any other entity and (iv) if Lessee installs an Engine, or permits an Engine to remain installed, on another such airframe during any period for which Basic Rent is payable by reference to Block Hour utilisation, Lessee shall, without prejudice to its obligations under paragraph 4 of Part 1 of Schedule 3 in relation to such Engine, pay to Lessor rent for such Engine for each day during such period that the Engine remains installed on another such airframe at a rate to be determined by Lessor with reference to then current market engine lease rates for the same type of engines as the Engines, payable on to Lessor on demand. No agreement or arrangement described in (b) above shall contemplate or require the transfer of title to any Engine. The rights of any person who receives possession by reason of a transfer permitted by this Clause 6.1 shall be subject and subordinate to all the terms of this Lease, and any Mortgage (including, without limitation, the restrictions on the use of the Aircraft contained in Clause 6.3 and Lessor's right to terminate the Term upon the occurrence of an Event of Default which is continuing and to obtain possession of the Aircraft and each part thereof without regard to any such agreement and the rights of any person thereunder), and Lessee shall remain primarily liable hereunder for the performance of all of the terms hereof to the same extent as if such transfer had not occurred. Any transfer of any part of the Aircraft pursuant to this Clause 6.1 which results in a transfer of title to such part shall be an Event of Default.

6.2   Sublease; Assignment

      Except as provided in Clause 6.1, Lessee will not sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft or any part thereof, or assign or transfer any of its rights or obligations under any of the Relevant Documents without the prior written consent of Lessor. In no circumstances will Lessor give its approval to any sublease to a national of a Prohibited Country. Any such purported assignment shall be void ab initio. Lessee shall pay Lessor all reasonable costs incurred by Lessor in assessing any request for consent to any sub-lease. Any sublease to which Lessor in its sole discretion may consent shall (a) be subject and subordinate to this Lease and any Mortgage and terminate automatically upon termination of the leasing of the Aircraft hereunder, (b) require that the Aircraft be maintained by the Authorized Maintenance Performer under the approved Maintenance Program, and (c) require that the Aircraft remain on the aircraft registry of the State of Registration. Subject to Clause 6.5, this Clause 6.2 shall not prohibit Lessee from "wet leasing" the Aircraft to any person approved by Lessor, Owner and Mortgagee (such approval not to be unreasonably withheld) provided Lessee's flight crews remain in full control of the Aircraft at all times during any such "wet lease" and provided further that Lessee shall remain primarily liable in respect of all of its obligations under this Lease and no such "wet lease" shall materially adversely affect the rights and interests of Lessor and Owner.

6.3   Use of Aircraft

      Lessee shall permit the Aircraft to be used solely in commercial operations for which Lessee is duly authorized. Lessee shall not use, or permit the use of, the Aircraft or any part thereof for any purpose for which it is not suitable. Lessee shall comply with all regulations of the Aeronautics Authority. Lessee shall not at any time (a) represent or hold out Owner, Lessor or Beneficial Owner as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft or (b) pledge the credit of Owner, Lessor, or Beneficial Owner.

6.4   Notice of Maintenance

      Lessee shall notify Lessor, not less than 30 days prior to the scheduled commencement thereof, of each upcoming "C" Check (complete or partial) and of any other major check or structural inspection to be performed on the Airframe and of any Engine shop visit.

6.5   Lawful Insured Operations

      Lessee will not cause or permit the Aircraft or any part thereof to be maintained, used or operated in violation of any law, treaty, statute, rule, regulation, or order of any Government Entity or contrary to any manufacturer's operating manuals and instructions, or in violation of any airworthiness certificate or registration relating thereto. Lessee agrees not to operate the Aircraft, or permit the same to be operated, (a) unless the Aircraft is covered by insurance as required by the provisions of Clause 11, or (b) contrary to the terms of the insurance required by the provisions of Clause 11. If the Aircraft is taken into any location or country in which the insurance required by Clause 11 is not in full force and effect, Lessee, in addition to its liability under Clauses 15 and 16, shall be liable to Lessor for loss or damage to the Aircraft up to the Insured Value. The Aircraft shall not be subleased or wet leased to (a) a national of any Prohibited Country, (b) a national of any country as to which the United States has imposed an embargo, (c) any entities or nationals on the list of Specially Designated Nationals and Blocked Persons listed on the website of the U.S. Department of the Treasury, Office of Foreign Assets Control (www.ustreas.gov/ofac), or (d) entities or nationals as to which exportation is prohibited by the U.S. Department of Commerce pursuant to the Denied Persons List or the Entity List posted on the website of the U.S. Department of Commerce, Bureau of Export Administration (www.bxa.doc.gov). The Aircraft shall not be used in, or with respect to travel to and/or from any of the countries as to which the United States has imposed an embargo, as listed on the website of the U.S. Department of the Treasury, Office of Foreign Assets Control (www.ustreas.gov/ofac), provided however, the foregoing shall not prohibit the use of the Aircraft for travel to any such countries if (a) such use would be permitted as a temporary sojourn under Part 740.15 of the Export Administration Regulations of the United States, posted at (www.bxa.doc.gov), (b) Lessee retains operational control of the Aircraft at all times, as that term is defined in Part 740.15 of the Export Administration Regulations, and (c) such use is not the predominant route of the Aircraft.

6.6   Maintenance

      Lessee, at its own cost and expense, shall:

              (a) service, repair, maintain, overhaul and test, or cause the same to be done to the Aircraft and each part thereof, (i) so as to keep the Aircraft and each part thereof in the same condition as when delivered to Lessee hereunder, ordinary wear from normal flight operations excepted, and in good operating condition, (ii) so as to keep the Aircraft in the condition necessary to enable the airworthiness certificate of the Aircraft to be maintained in good standing at all times under the applicable laws and regulations of the Aeronautics Authority and (iii) in strict compliance with the Maintenance Program;

              (b) cause the Aircraft Records and all other records, logs and other materials required by the Aeronautics Authority in respect of the Aircraft to be maintained in the manner and with the content specified in Schedule 9. All such other records, logs and other materials shall be the property of Owner and shall be deemed to be part of the Aircraft Records;

              (c) promptly furnish to Lessor such information as may be requested by Lessor to enable Lessor to file any reports required to be filed with any Government Entity concerning the Aircraft;

              (d) cause the Airframe and all Engines and Parts to be maintained, serviced, repaired and overhauled to comply with all warranty requirements;

              (e) cause all scheduled maintenance (other than line maintenance which shall be performed by mechanics or maintenance performers licensed by the Aeronautics Authority), service, repair, overhaul and testing to be accomplished by the Authorised Maintenance Performer;

               (f) cause to be incorporated into the Aircraft all Alert, Mandatory and Recommended Service Bulletins issued by the Manufacturers or Suppliers in a timely and efficient manner and on a basis that the Aircraft is not discriminated against in comparison with other similar aircraft operated by Lessee; and

               (g) carry out, on the Aircraft, all Airworthiness Directives which may be issued from time to time during the Term and which have a compliance date falling within the Term or within ninety (90) days after the end of the Term.

6.7    Insignia and Notices

       Lessee will affix and maintain in the cockpit of the Aircraft adjacent to and not less prominent than the airworthiness certificate therein and on each Engine a nameplate satisfactory to Lessor bearing the inscription set out in Schedule 12 or such other inscription as Lessor from time to time directs in order to show Lessor's, Owner's and Beneficial Owner's interests in the Aircraft. Except as otherwise provided, Lessee will not allow the name of any person or entity to be placed on the Airframe or any Engine or the APU as a designation that might be interpreted as a claim of ownership, except that Lessee may place its customary colors and insignia on the Airframe.

6.8    [Intentionally Left Blank]

6.9    Storage

       If at any time Lessee is not using the Aircraft in regularly scheduled service, Lessee shall store the Aircraft with the Authorised Maintenance Performer in accordance with the recommended storage procedures of the Maintenance Manual and Lessee shall cause hangarkeeper's legal liability and all risks hull insurance to be maintained with respect to the Aircraft. Lessee shall notify Lessor at any time when the Aircraft is in storage and shall specify in such notice to Lessor the location at which the Aircraft is being stored. Lessor or Lessor's agent or representative shall be entitled to inspect the Aircraft and the Aircraft Records, at Lessor's own cost and expense, at any time while the Aircraft is being stored.

6.10   Benefit of Warranties

       Subject to Clause 6.11, as between Lessor and Lessee, Lessor will remain entitled to the benefit of each warranty or guarantee (including any performance guarantee), express or implied, given by any Manufacturer or Supplier to Owner or Lessor in relation to the Aircraft, any Engine or Part (a "Supplier Warranty"). Lessee will procure that the benefit of any unexpired Supplier Warranty given in relation to any Part or service supplied with respect to the Aircraft during the Term will vest in Owner or Lessor, as Lessor shall require, when given or, if not reasonably practicable at that time, will take all steps necessary to ensure that the benefit of any such Supplier Warranty vests in Owner or Lessor, as Lessor shall require, upon termination or expiry of the Term.

6.11   Right to Enforce Warranties

       For the duration of the Term (unless an Event of Default has occurred and is continuing) Lessor hereby authorises Lessee to take any action that Lessee reasonably thinks fit to enforce Lessor's rights under a Supplier Warranty and Lessor shall, at the cost and expense of Lessee, render all assistance as may be reasonably required by Lessee in connection therewith, provided that any such action will be taken at Lessee's expense and any sums paid by the relevant Supplier under the relevant Supplier Warranty shall be applied by Lessee to discharge the cost of rectifying the defect for which the relevant claim was made.

7.     INSPECTION

       Lessee shall furnish to Lessor such information concerning the location, condition, use and operation of the Aircraft as Lessor may reasonably request. Lessee shall permit any person or entity designated in writing as Lessor's agent or representative by Lessor to visit and inspect (at any reasonable time, provided that such inspection shall not interfere with Lessee's operational commitments) the Aircraft, its condition, use and operation and the Aircraft Records maintained in connection therewith and, at Lessee's expense, to make copies of such records as Lessor or Lessor's agent or representative may reasonably designate. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

8.     REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND
       ADDITIONS

8.1    Replacement of Parts

       Lessee, at its own cost and expense, shall, as soon as practicable but in any event within 30 days, replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Part, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee shall promptly replace such Part. All replacement Parts shall be free and clear of all Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and shall be owned by Lessee and capable of vesting in Owner free of all Liens.

8.2    Title to Replaced and Replacement Parts

       All Parts removed from the Airframe and the Engines shall remain the property of Owner and subject to this Lease and any Mortgage, no matter where located, until such Parts are replaced by Parts to which title shall have vested in Owner and which have been incorporated or installed in or attached to the Airframe or an Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated, installed or attached as provided above, without further act, (a) title to the replaced Part shall thereupon vest in Lessee, free and clear of all Lessor Liens; (b) subject to the provisions of Clause 8.5, such replaced Part shall no longer be deemed a Part hereunder; (c) title to the replacement Part shall thereupon vest in Owner; and (d) subject to the provisions of Clause 8.5, such replacement Part shall become subject to this Lease and any Mortgage and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe and the Engines.

8.3    Pooling

       Any Part removed from the Airframe or any Engine as provided in Clause 8.1 may be subjected by Lessee to a normal pooling arrangement that is customer in the airline industry entered into in the ordinary course of Lessee's business with the Authorised Maintenance Provider; provided that a part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Clauses 8.1 and 8.2 as promptly as possible after the removal of such removed Part. Parts removed from the Airframe or Engine may also be incorporated or installed in or attached to an airframe or engine subject to any Other Lease provided that such Part is replaced in accordance with the provisions of this Clause 8.

       Any replacement part when incorporated or installed in or attached to the Airframe or an Engine from time to time may be owned by another air carrier, the Authorised Maintenance Performer or subject to a normal pooling arrangement; provided that Lessee, at its expense, as promptly thereafter as possible either (i) causes title to such replacement part to vest in Owner in accordance with Clause 8.2 by Lessee acquiring title thereto for the benefit of Owner, free and clear of all Liens, or (ii) replaces such replacement part by incorporating or installing in or attaching to the Airframe or an Engine a further replacement part owned by Lessee free and clear of all Liens which shall thereupon become subject to this Lease and any Mortgage and be deemed to be a "Part" hereunder.

8.4    Alterations, Modifications and Additions

       Except as provided in this Clause 8 and in Clause 6.6, Lessee shall not make any alteration, modification or addition to the Airframe or any of the Engines except such alterations, modifications or additions the cost (including labor costs of installation) of which is less than $50,000 and which can be removed from the Aircraft without diminishing or impairing the value of the Aircraft.

8.5    Title to Parts

       Subject to the provisions hereof, title to all Parts incorporated or installed in or attached or added to the Aircraft or any part thereof as the result of any alteration, modification or addition shall, without further act, vest in Owner and become subject to this Lease and any Mortgage; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, at any time during the Term, Lessee may remove any Part from the Aircraft or any part thereof, provided that (a) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to the Aircraft or any part thereof at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such original Part; (b) such
       Part is not required to be incorporated or installed in or attached or added to the Aircraft or any part thereof pursuant to the terms hereof; and (c) such Part can be removed from the Aircraft or any part thereof without diminishing or impairing the value, utility or airworthiness which the Aircraft or any part thereof would have had at such time had such addition not occurred. Upon the removal by Lessee of any such Part as above provided, title thereto shall, without further act, vest in Lessee free and clear of all Lessor Liens and such Part shall no longer be deemed a Part hereunder. Title to any Part not removed by Lessee as above provided prior to the return of the Aircraft to Lessor hereunder shall remain with Owner and subject to this Lease and any Mortgage.

9.      TAXES

9.1     General

        Lessee shall pay, assume liability for and indemnify, protect, defend, save and hold each Tax Indemnitee, harmless from and against, all Taxes which are imposed by any government (or any political subdivision or fiscal or taxing authority thereof) and are imposed on or with respect to, or are measured by, (a) this Lease or any other Relevant Document, (b) the Aircraft or any part thereof, (c) the acceptance, rejection, delivery, possession, use, presence, storage, registration, deregistration, modification, maintenance, operation, sale in connection with the exercise of remedies under Clause 16, return, import, export, subleasing, repair, overhaul, transportation, landing, redelivery, leasing or other disposition of the Aircraft or any part or portion thereof, or (d) the receipts, earnings, insurance proceeds or other amounts arising from the Aircraft or any Part, or the Relevant Documents, provided, however, the foregoing indemnity shall not apply to: (i) Taxes imposed on or measured by the net income of any Tax Indemnitee in the jurisdiction of incorporation or principal place of business of such Tax Indemnitee unless such Taxes result from the use or location of the Aircraft in such jurisdiction;
        (ii) Taxes imposed with respect to any period prior to the Delivery Date or after return of the Aircraft pursuant to Clause 14; (iii) Taxes imposed on or with respect to a transfer by a Tax Indemnitee of all or any part of its right, title and interest in, to or under the Aircraft (or any Part thereof except the transfer of a Part pursuant to Clause 8 or the transfer of any Engine pursuant to Clause 10.2) or any of the Relevant Documents to any person or entity, unless any such transfer occurs when an Event of Default has occurred and is continuing; (iv) Taxes which the relevant Tax Indemnitee is subject to as a result of business or transactions unrelated to the transactions contemplated by the Relevant Documents; (v) Taxes caused by the gross negligence or wilful misconduct of the relevant Tax Indemnitee; or (vi) any increase in Taxes imposed as a result of a transfer by a Tax Indemnitee of its interest in Lessor or as a result of the change in jurisdiction of incorporation of the relevant Tax Indemnitee.

9.2     Withholding Taxes

        Notwithstanding anything to the contrary contained in this Clause 9, if Lessee is required by law to make any withholding from Rent or any other amount payable by Lessee to an Indemnitee or Tax Indemnitee under any of the Relevant Documents, Lessee shall pay to such Indemnitee or Tax Indemnitee such additional amount as may be necessary to enable such Indemnitee or Tax Indemnitee to receive
        (after such withholding) and retain an amount equal to the full amount then payable to such Indemnitee or Tax Indemnitee absent such withholding. As soon as practicable after Lessee makes any withholding from any amount payable to an Indemnitee or Tax Indemnitee under any of the Relevant Documents, Lessee shall deliver to such Indemnitee or Tax Indemnitee a receipt or other document, reasonably satisfactory to such Indemnitee or Tax Indemnitee and reasonably obtainable by Lessee, evidencing such withholding and the payment of the amount withheld to the relevant governmental authority, for the purpose of enabling such Indemnitee or Tax Indemnitee to substantiate a claim for credit or deduction for income tax purposes of the amounts so withheld. Each Indemnitee and each Tax Indemnitee shall cooperate with Lessee to recover or reclaim any Tax paid by Lessee hereunder and any amount recovered shall be repaid to Lessee. Lessee shall be responsible for all costs and expenses incurred by any Indemnitee or Tax Indemnitee as a result of such cooperation.

9.3    Amount of Indemnity

       Each indemnity provided for in Clauses 9.1, 9.2 or Clause 12, shall be in an amount which, after taking into account all Taxes, fees or other charges payable or imposed with respect thereto or as a result of the receipt thereof by any Indemnitee or Tax Indemnitee in any jurisdiction (whether or not excepted above), shall be equal to the amount of such indemnity otherwise payable under this Lease, taking into account any deductions claimable by the Indemnitee or Tax Indemnitee and the cash flow benefits, if any, of receipts and payments. Any payment required to be made by Lessee under Clauses 9.1 or 9.2 shall be due and payable within 30 days following Lessee's receipt of Lessor's written demand therefor (accompanied by an invoice or a written statement of the Indemnitee or Tax Indemnitee describing in reasonable detail the Taxes for which the relevant Indemnitee or Tax Indemnitee is demanding an indemnity and the computation of the amount of the indemnity being demanded), subject to the provisions of Clause 9.4.

9.4    Contest

       If a claim is made against any Tax Indemnitee for any Tax that is subject to indemnification under this Clause 9, Lessor will give Lessee written notice of such claim. If Lessee so requests in writing within 30 days after receipt of such notice, the relevant Tax Indemnitee shall permit Lessee to contest the claim in the name of the Tax Indemnitee or in the name of Lessee, to the extent permitted by law. However, if such claim together with other claims which could be made with respect to other transactions to which the Tax Indemnitee is then a party could (if sustained) have an adverse effect on the Tax Indemnitee's business or financial affairs (a "Special Claim"), or if Lessee shall not be permitted by law to contest a claim (other than a Special Claim) on behalf of the Tax Indemnitee, then the Tax Indemnitee shall contest such claim in good faith. Notwithstanding the foregoing, no claim shall be contested unless and until: (a) the Tax Indemnitee shall have received
       (i) an indemnity reasonably satisfactory to it for all expenses reasonably expected to be paid in contesting the claim (including attorneys' and accountants' fees and disbursements) and (ii) written acknowledgement by Lessee of its liability hereunder (if such contest is decided adversely) in respect of such Taxes; (b) the action to be taken will not involve any material risk of the sale, forfeiture, seizure or loss of, or the creation of any Lien (except a Lien which Lessee shall have bonded in an amount and manner reasonably satisfactory to Lessor) on, the

       Aircraft or any part thereof or any interest therein; (c) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have advanced the amount required on an interest-free after-tax basis; (d) no Event of Default shall have occurred and be continuing and Lessor shall be receiving all amounts of Rent when due, without reduction by reason of any Taxes; and (e) if such claim is a Special Claim, the relevant Tax Indemnitee shall have received a legal opinion (at the expense of Lessee) from counsel satisfactory to the Tax Indemnitee indicating that a reasonable basis for such contest exists. The relevant Tax Indemnitee and Lessee shall in good faith consider the other party's views regarding the conduct of the contest. The relevant Tax Indemnitee and Lessee shall provide to each other, upon request, such reasonably obtainable information and such other reasonable assistance as may be necessary or advisable for the effective evaluation or conduct of such contest. Notwithstanding the foregoing provisions of this Clause 9.4, if at any time any Tax Indemnitee waives its right of indemnification under this Clause 9 in respect of a claim, or if, after having received payment of indemnification from Lessee hereunder in respect to such claim, such Tax Indemnitee tenders such payment to Lessee, then Lessee shall not be entitled to contest, or to continue to contest, any such claim.

9.5    Tax Returns

       Lessee will provide such information as may be reasonably requested by any Tax Indemnitee and reasonably obtainable by Lessee to enable any Tax Indemnitee to fulfil its tax filing requirements with respect to the transactions contemplated by the Relevant Documents. In the event that any return, statement or report is required to be made or filed by Lessee or, if Lessee has actual knowledge thereof, by any Tax Indemnitee with respect to any Tax required to be indemnified against by Lessee under this Clause 9, Lessee shall notify Lessor or the relevant Tax Indemnitee of such requirement and (a) to the extent permitted by law and requested by the relevant Tax Indemnitee or required by law, make and file in its own name such return, statement or report in such manner as will show the ownership of the Aircraft in Owner and furnish Lessor with a copy of such return, statement or report or (b) where such return, statement or report is required to be in the name of or filed by any Tax Indemnitee, prepare and furnish such return, statement or report for filing by the relevant Tax Indemnitee in such manner as shall be satisfactory to the relevant Tax Indemnitee and send the same to the relevant Tax Indemnitee for filing no later than 30 days prior to the due date. Where a Tax Indemnitee is required to make or file a return, statement or report reflecting items other than or in addition to Taxes indemnified against by Lessee under this Clause 9, Lessee shall, upon Lessor's request, provide the relevant Tax Indemnitee with information, within a reasonable time, sufficient to permit such return, statement or report to be properly made and timely filed.

10.    EVENTS OF LOSS

10.1   With Respect to the Aircraft

       Upon the occurrence of an Event of Loss with respect to the Aircraft, Lessee shall forthwith (and in any event within one Business Day after becoming aware of such occurrence) give Lessor written notice of such Event of Loss, and Lessor and Lessee shall proceed diligently and cooperate fully with each other in the recovery of any and all proceeds of insurance applicable thereto. Basic Rent shall continue to accrue and be paid hereunder until such time as Lessor has received the full amount due under this Clause 10.1. On the earlier of the date of receipt of the Event of Loss Proceeds or 90 days following the date of occurrence of such Event of Loss (the "Event of Loss Payment Date"), Lessee shall pay or procure the payment to Lessor of an amount equal to the aggregate of:

       (i) all arrears of Rent and other amounts due from Lessee but unpaid under any Relevant Document together with interest thereon from the due date thereof to the date of actual payment at the Incentive Rate; and

       (ii)    the Insured Value; and

       (iii)   if Lessee has not paid any of the amounts referred to in (i) or
               (ii) above on the Event of Loss Payment Date, an amount equal to interest on such unpaid amount for each day on which any of such amounts remain unpaid at the Incentive Rate,

       less an amount equal to (x) any Basic Rent already received by Lessor with respect to the period commencing on (but excluding) the Event of Loss Payment Date, and (y) any Event of Loss Proceeds already received by Lessor, Owner or Beneficial Owner, as the case may be.

       At such time as Lessor has received the entire amount set forth above, including, without limitation, all accrued and unpaid Rent and any other amounts due to Lessor under the Relevant Documents, Lessor, subject to the rights of the insurers, shall return to Lessee the Security Deposit and shall, subject to the rights of the insurers, cause to be executed all necessary bills of sale and other documents required to transfer to Lessee all Owner's right, title, and interest, "as-is, where-is," without recourse or warranty, express or implied, in and to (a) the Aircraft, (b) all claims for damage to the Aircraft, if any, against third persons arising from the Event of Loss (unless any insurer requires that such claims be assigned to it), and (c) all rights to any insurance claims and proceeds under all insurance, except liability insurance, maintained by Lessee hereunder, all without representation, recourse or warranty of any kind whatsoever. Lessee shall be entitled to receive all insurance proceeds applicable to the Aircraft over and above the amount due to Lessor under the preceding paragraph, if any, as compensation for the loss of Lessee's interest as Lessee in the Aircraft.

10.2   With Respect to an Engine

       Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft, Lessee shall forthwith (and in any event within two Business Days after such occurrence) give Lessor written notice thereof and Lessee shall replace such Engine as soon as reasonably possible (and, in any event, within 60 days following such Event of Loss) by duly conveying to Owner, free and clear of all Liens, title to another engine of the same or an improved model and suitable for installation and use on the Airframe with the remaining Engine, which engine shall have a value and utility at least equal to, and be in as good operating condition as, the Engine with respect to which such Event of Loss shall have occurred, assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss. Such replacement engine shall be deemed an "Engine" as defined herein for all purposes hereunder. Lessee agrees promptly to notify Lessor of any such substitution, provide Lessor with an officer's certificate demonstrating full compliance with this Clause
       10.2 and to take such action and execute such documents, including a warranty bill of sale, as Lessor may reasonably request in order that title to any such replacement Engine shall be duly and properly vested in Owner, and to ensure that such replacement Engine is covered by any Mortgage and that the rights of the Mortgagee in respect of such replacement Engine are duly and properly perfected and protected, and that any such replacement Engine shall be duly and properly leased hereunder to the same extent as any Engine replaced thereby. Lessor shall take such action, or shall cause such action to be taken, and shall execute, or shall cause to be executed, such documents as are reasonably necessary to transfer to Lessee, subject to the rights of the insurers, all Owner's right, title and interest, "as-is, where is", without recourse or warranty, express or implied in or to the Engine replaced pursuant to the preceding sentence to Lessee or its designee.

10.3   Application of Payments from Government Entities

       Payments received by Lessor or Lessee from any Government Entity with respect to an Event of Loss resulting from the condemnation, confiscation or seizure of, or requisition of title to or use of the Aircraft, the Airframe or any of the Engines, shall, as between Lessor and Lessee, be retained by Lessor, if received by Lessor, or promptly paid over to Lessor, if received by Lessee and shall be applied in satisfaction of Lessee's payment obligations under the Relevant Documents (including, without limitation, under Clause 10.1). If all amounts payable by Lessee to Lessor, any Indemnitee and/or any Tax Indemnitee pursuant to the Relevant Documents (including, without limitation, under Clause 10.1) have been received by the relevant person in full, Lessor shall promptly remit to Lessee any payments described at the beginning of this Clause 10.3 exceeding such amounts payable to Lessor, any Indemnitee and/or any Tax Indemnitee pursuant to the Relevant Documents. Payments received by Lessor or Lessee from any Government Entity with respect to a requisition of use not constituting an Event of Loss during the Term of the Aircraft, the Airframe or any of the Engines shall be paid to (or retained by) Lessee, and Lessee's obligation to make all payments of Rent shall continue undiminished. Payments received by Lessor or Lessee with respect to periods after the end of the Term shall be paid to (or retained by) Lessor; provided, however, that if an Event of Loss has occurred with respect to the Aircraft and Lessor has received all amounts payable by Lessee under the Relevant Documents (including the amount referred to in the second sentence of Clause 10.1) all such payments shall be retained by Lessee.

11.    INSURANCES

11.1   Obligation to Insure

               (a) Lessee will at all times during the Term at its own expense maintain in full force and effect insurances with respect to the Aircraft with insurers and through the intermediary of the Broker and in form and substance reasonably satisfactory to Lessor.

               (b)   The Insurances will be effected either:

               (i) on a direct basis with insurers of recognised standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) reasonably approved by Lessor; or

               (ii) with a single insurer or group of insurers reasonably approved by Lessor which does not retain the risk but which effects substantial reinsurance (the "Reinsurances") with reinsurers in the leading international insurance markets and through brokers each of recognised standing and reasonably acceptable to Lessor for a percentage acceptable to Lessor of all risks insured.

11.2  Requirements

      Lessor's current requirements for the Insurances are as specified in this Clause 11 and in Schedule 5. Lessor may from time to time stipulate other reasonable requirements for the Insurances so that the scope and level of cover is maintained in line with best industry practice and so that the interests of Lessor and the other Indemnitees are protected.

11.3  Changes

      If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its insurance adviser will consult with Lessee and the Broker as to whether that approval should be revoked to protect the interests of the parties insured. If, following that consultation, Lessor reasonably considers that any change should be made, Lessee will promptly arrange or procure the arrangement of alternative cover satisfactory to Lessor.

11.4  Insurance Covenants

      Lessee will:

               (a) ensure that all legal requirements relating to the insurance of the Aircraft which may from time to time be imposed by the laws of the State of Registration or any country to or within which the Aircraft may be operated are complied with and in particular those requirements compliance with which is necessary to ensure that:

               (i)   the Aircraft is not in danger of detention or forfeiture;

               (ii)  the Insurances remain valid and in full force and effect;

               (iii) the interests of the Indemnitees in the Insurances and the
                     Aircraft are not prejudiced;

               (b) not permit the Aircraft to be used for any purpose or in any manner inconsistent with or not fully covered by the Insurances or outside any geographical limit imposed by the Insurances;

               (c) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

               (i)   invalidates or may invalidate the Insurances; or

               (ii) renders or may render void or voidable the whole or any part of any of the Insurances; or

               (iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;

               (d) not take out any insurance or reinsurance in respect of the Aircraft other than that required under this Lease, provided, however, Lessee may, without prior written approval of, or notification to, Lessor, procure additional insurance coverage, under the condition that no additional insurance procured by Lessee shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any Insurance required to be provided and maintained by Lessee under this Lease;

               (e) commence renewal procedures at least thirty (30) days prior to expiry of any of the Insurances and provide to Lessor:

               (i) if requested by Lessor, a written status report of renewal negotiations fourteen (14) days prior to each such expiry date;

               (ii) written confirmation of completion of renewal prior to each such expiry date; and

               (iii) certificates of insurance (and where appropriate
                     certificates of reinsurance), and Broker's (and any reinsurance brokers') letters of undertaking each in form and substance reasonably satisfactory to Lessor within seven (7) days after each renewal date;

               (f) on request made from time to time, procure that copies of the policies and endorsements (excluding premium information) with respect to the Insurances required under this Clause 11 be made available to Lessor on reasonable notice for inspection by its representative during normal business hours at the principal place of business of Lessee or the Broker;

               (g) on request, provide to Lessor evidence that the Insurance premiums have been paid;

               (h) not make any material modification or alteration to the Insurances which is adverse to the interests of any of the Indemnitees;

               (i)   be responsible for any deductible under the Insurances;

               (j) provide any other insurance and reinsurance related information or assistance in respect of the Insurances that Lessor may reasonably require;

               (k) effect and maintain, to the fullest extent customarily available in the international aviation insurance markets, in respect of the Aircraft at all times cover in respect of risks associated with failure of any Computer System to be Year 2000 Compliant (so that if at any time "clause AVN2000A Date Recognition Clause" or any equivalent clause is endorsed on the Insurances, Lessee will ensure that "Clause AVN2001A Date Recognition Limited Coverage Clause" and "Clause AVN2002A Date Recognition Limited Coverage Clause" or equivalent clauses are endorsed on the Insurances), where;

               (i) "Computer System" means any computer hardware and software or any equipment operated by electronic means; and

               (ii) "Year 2000 Compliant" means, in relation to any Computer System, that any references to or use of a date before, on or after 31 December, 1999 in the operation of the Computer System will not have an adverse effect on the use of that Computer System.

11.5  Failure to Insure

      If Lessee fails to maintain the Insurances in compliance with this Lease, Lessor, Owner and Beneficial Owner (or any of them) may, but are not obliged to (without prior prejudice to any other rights of Lessor under this Lease):

               (a) effect and maintain Insurances satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain a "Lessor's interest" policy) as such person reasonably considers appropriate. Any sums so expended by it will immediately become due and payable by Lessee to Lessor together with interest thereon at the Incentive Rate from the date of expenditure by it up to the date of reimbursement by Lessee; and

               (b) at any time while such failure is continuing, require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by Lessor until the failure is remedied to its satisfaction.

11.6  Settlement of Claims

      Lessee will not settle any claims arising under any of the physical loss or damage Insurances in excess of the Claims Limit or an equivalent amount in another currency without the prior written consent of Lessor, that consent not to be unreasonably withheld or delayed.

11.7  Loss Adjustment

               (a) In the event of damage to the Aircraft or any part thereof not amounting to an Event of Loss, and provided that no Default or Event of Default has occurred and is continuing, Losses arising from the damage will be adjusted with Lessee and:

               (i) if the Loss does not exceed the Claims Limit or an equivalent amount in another currency, the loss proceeds of insurance will be paid directly to Lessee; and

               (ii) if the Loss exceeds the Claims Limit or an equivalent amount in another currency, the loss proceeds of insurance will be paid directly to the repairer or, with Lessor's express authorisation, to Lessee or as Lessee may direct.

               For the avoidance of doubt, if any Default or Event of Default has occurred and is continuing, all Losses will be adjusted with Lessor and all loss proceeds of insurance will be paid to Lessor or as Lessor may direct.

               (b) All insurance proceeds in respect of third party liability will, except to the extent paid by the Insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made.

11.8  Continuance of Liability Cover

               (a) From the date of expiration or termination of the Term, Lessee will continue to maintain the liability insurance referred to in Schedule 5 for the benefit of Lessor and the other Indemnitees until the earlier of:

               (i) three (3) years following the date the Aircraft is returned to Lessor; and

               (ii) the completion of the next succeeding major structural inspection of the Aircraft, following the end of the Term.

               (b) Lessee's obligation in Clause 11.8(a) will not be affected by Lessee ceasing to be the lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

11.9  Lessor's Right to Insure

      Lessee acknowledges that Lessor, Owner, and Beneficial Owner each have an insurable interest in the Aircraft. Lessor, Owner and Beneficial Owner each shall have the right to obtain at its own expense insurance or contingent insurance in its own name with respect to such insurable interest. Lessee will render to Lessor, Owner and Beneficial Owner all reasonable assistance as from time to time requested by Lessor, Owner or Beneficial Owner, as the case may be, in order that Lessor, Owner and Beneficial Owner each may adequately protect such insurable interest. No insurance so obtained by Lessor, Owner or Beneficial Owner shall prejudice the insurance maintained by Lessee pursuant to this Lease.

12.   GENERAL INDEMNIFICATION

12.1  Scope

        Lessee shall indemnify each Indemnitee and hold each Indemnitee harmless from any and all Losses which may result from or arise out of (a) the condition, use or operation during the Term of the Aircraft or any part thereof either in the air or on the ground, (b) any maintenance, service, repair, overhaul, possession, delivery, performance management, registration, control, return or testing of the Aircraft or any part thereof during the Term, whether or not the Aircraft or any part thereof is at the time in the possession of Lessee, (c) any infringement or alleged infringement of any patent or other intellectual property rights as a result of any article, design or material in the Aircraft, (d) any acceptance flight, demonstration flight or inspection of the Aircraft prior to the commencement of the Term, or (e) Lessee's failure to take delivery of the Aircraft; provided, however, that Lessee shall not be required to indemnify any Indemnitee for any Loss, (i) to the extent that such Loss is caused by the acts or events which occur after expiration or earlier termination of the leasing of the Aircraft hereunder and return of the Aircraft to Lessor in accordance with Clause 14, unless attributable to acts, omissions, circumstances or events occurring prior thereto, (ii) which is a Tax or a loss of tax benefit (it being understood that Clause 9 provides for Lessee's liability with respect to Taxes), or (iii) to the extent that such Loss results from the gross negligence or wilful misconduct of such Indemnitee. Upon payment in full to any Indemnitee of any indemnities contained in this Clause 12 by Lessee, Lessee, to the extent permissible under applicable law, and provided no Default or Event of Default has occurred which is continuing, shall be subrogated to all rights and remedies which such indemnified party has or may have against any Manufacturer, Supplier or other person.

12.2    Lessee's Release

        Lessee hereby waives and releases any claim now or hereafter existing against any Indemnitee on account of any and all claims, demands, suits, causes of action and all legal proceedings, whether civil or criminal, damages, losses, liabilities (including, but not limited to, strict liability in tort), obligations, penalties, judgements or fines and other sanctions, and any costs and expenses in connection therewith, including reasonable legal fees and expenses of whatever kind and nature, which may result from or arise out of injury to or death of personnel of Lessee or its agents or contractors or loss or damage to property of Lessee or the loss of use of any property which may result from or arise out of (a) the condition, use or operation during the Term of the Aircraft or any part thereof, either in the air or on the ground, or (b) any maintenance, service, repair, overhaul, possession, delivery, performance management, registration, control, return or testing of the Aircraft or any part thereof during the Term, whether or not the Aircraft or any part thereof is at the time in the possession of Lessee.

12.3    Contest

        If Lessee is not permitted to contest in its own name and if an Indemnitee is unable or unwilling to assign to Lessee whatever right such Indemnitee may have to bring such an action, then, if requested by Lessee in writing, the relevant Indemnitee shall, upon receipt of an opinion of Lessee's counsel stating that reasonable grounds exist to take the action requested, in good faith contest the validity, applicability or amount of any liability or loss, provided Lessee shall have first indemnified or provided security to such Indemnitee against all expenses (including attorneys' fees and expenses) which such Indemnitee may incur as a result of its contesting an indemnified amount (collectively an "Indemnified Amount") by (a) not paying the same except under protest if protest is necessary and proper, or (b) if payment is made, using reasonable efforts to obtain a refund in appropriate administrative or judicial proceedings; provided, however, that an Indemnitee need not contest the applicability of any such Indemnified Amount, if the matter in question is of a continuing nature and has previously been resolved pursuant to the provisions of this Clause 12.3.

12.4   Repayment

       If an Indemnitee shall obtain a repayment of any Indemnified Amount paid by Lessee, such Indemnitee shall, so long as there exists no Default or Event of Default, promptly pay to Lessee the amount of such repayment, together with the amount of any interest received by such Indemnitee on account of such repayment.

12.5   Payment

       Subject to the provisions of Clause 12.3, Lessee shall pay directly to the relevant Indemnitee all amounts due under this Clause 12 within 30 days of the receipt of notice that such payment is due. Such notice shall set forth the basis for the claim for indemnification, a calculation of the amount stated to be due and a certification that such computation is accurate save for manifest error.

13.    LIENS

       Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft or any part thereof or any interest therein, except Permitted Liens. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time with respect to the Aircraft or any part thereof. As Lessor may reasonably request from time to time Lessee shall provide Lessor with the written opinion of independent counsel reasonably satisfactory to Lessor or other written evidence satisfactory to Lessor to the effect that, based upon an examination of this Lease and the records of the Aeronautics Authority and other documents deemed necessary, and subject to the accuracy of such records, no Liens exist against the Aircraft or any Engine except Permitted Liens (and specifying which, if any, such Permitted Liens exist).

14.    RETURN OF AIRCRAFT

       This Clause 14 shall not limit any rights or remedies under Clause 16. Upon the expiration or earlier termination of this Lease, Lessee shall return the Aircraft to Lessor at the Redelivery Location in the condition and in all respects in accordance with the provisions of Part B of
       Schedule 6. All references in this Lease or elsewhere to this Clause 14 shall be deemed to refer also to Part B of Schedule 6.

15.    EVENTS OF DEFAULT

       The following events shall constitute Events of Default and shall be a material breach which Lessor is entitled to treat as a repudiation of this Lease by Lessee:

               (a) Lessee shall fail to make any payment of Basic Rent within ten (10) days of the date the same is due and payable hereunder or shall fail to make any payment of Supplemental Rent within ten
               (10) days of the date when the same is due and payable hereunder; or

               (b) Lessee shall fail to procure and maintain all insurance required by Clause 11 or Lessee shall operate or permit the operation of the Aircraft at any time or in any geographic area when the insurance required by Clause 11 shall not be fully in effect;

               (c) Lessee shall fail to perform or observe any other of the covenants, conditions, or agreements to be performed or observed by it under the Relevant Documents and such failure shall continue for a period in excess of 30 days from the date written notice is given by Lessor requiring the same to be remedied; or

               (d) any representation or warranty made or deemed to be repeated by Lessee under any of the Relevant Documents or in any document or certificate furnished to Lessor in connection therewith or pursuant thereto shall prove to have been incorrect when made or deemed to be repeated; or

               (e) Lessee disposes or threatens to dispose of all or a substantial or material part of its assets, rights or revenues; or

               (f)

               (i) an encumbrancer takes possession of, or an administrative or other receiver or manager or trustee or similar officer is appointed in respect of the whole or any substantial part of the assets, rights or revenues of Lessee or a liquidator or administrator is appointed in respect of Lessee; or

               (ii) a distress, execution, attachment, sequestration or other process is levied or enforced upon or sued out against any of the assets, rights or revenues of Lessee and is not discharged within 30 days; or

               (iii) a petition or application is presented for the appointment of an administrator, receiver or manager or trustee or liquidator in respect of Lessee or all or any material part of its assets, rights or revenues;

               (g) Lessee is or becomes insolvent or is or becomes unable or admits its inability to pay its Indebtedness as they become due or suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

               (h) a resolution is passed or an order is made for any assignment, arrangement, rehabilitation, administration, custodianship, liquidation, dissolution or insolvency proceeding by, or in respect of Lessee, or Lessee becomes subject to or enters into any of the foregoing; or

               (i) any step (including a petition, proposal or the convening of a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of, or the dissolution of, Lessee, or with a view to any other insolvency proceedings involving Lessee; or

                  (j) Lessee suspends payment of all or any class of its Indebtedness, or announces an intention to do so, or a moratorium is declared in respect of any of its Indebtedness, or shall be adjudicated or found insolvent, or proceedings are commenced by Lessee under any law, regulation or procedure relating to reconstruction or readjustment of Indebtedness; or

                  (k) any steps are taken to enforce any Lien over any material part of the assets of Lessee; or

                  (l) in relation to Lessee, there occurs any event or any proceeding is taken, in any jurisdiction, which is analogous to or has an effect equivalent or similar to, any of those mentioned in Clause 15(f), (g), (h), (i), (j) or (k); or

                  (m) the Aircraft or any part thereof shall be subleased or possession thereof transferred and such sublease or transfer does not comply with the provisions of Clause 6.2; or

                  (n) any material adverse change occurs in the financial condition of Lessee which would affect Lessee's ability to perform any of its obligations under any of the Relevant Documents; or

                  (o) Eurocontrol charges and other overflight and airport fees or charges owed by Lessee or otherwise owed in respect of the Aircraft shall not be fully paid when due; or

                  (p) Lessee fails to accept delivery of the Aircraft when validly tendered (assuming satisfaction or waiver of the conditions set forth in Clause 2.4) to Lessee pursuant to this Lease; or

                  (q) the existence, validity, enforceability or priority of the rights of Owner, as owner, or Lessor, as lessor, or the rights of Beneficial Owner in relation to the Aircraft are challenged by Lessee or any other person claiming by or through Lessee; or

                  (r) it becomes unlawful for Lessee to perform any of its obligations under any of the Relevant Documents or any of the Relevant Documents ceases to be in full force and effect or becomes wholly or partly invalid or unenforceable or otherwise ceases to be the legal, valid and binding obligation of Lessee or the Assignment of Insurances should fail or cease to create a valid and effective first priority security interest in respect of the subject matter thereof; or

                  (s) any Indebtedness of Lessee is not paid when due or becomes due prior to the date when it would otherwise have become due and has not been paid unless the validity of the obligation is being contested by appropriate proceedings; or

                  (t) any permits, licenses, consents, approvals and authorizations of or registrations with any Government Entity required by Lessee to authorize the execution, delivery, validity or enforceability of any of the

                  Relevant Documents or the performance by Lessee of its obligations thereunder is modified or is not granted or is revoked, suspended, withdrawn or not renewed and the effect thereof is, in the opinion of Lessor, materially and adversely to affect the ability of Lessee to perform any of its obligations under any of the Relevant Documents; or

                  (u) the Aircraft or any part thereof is taken in execution, impounded or otherwise taken from the possession of Lessee by reason of any legal process or any other legal process is levied upon the Aircraft or any part thereof or the Aircraft or any part thereof is arrested or detained in the exercise or purported exercise of any Lien (other than a Lessor Lien) or claim enforceable against the Aircraft or any part thereof and Lessee shall fail to provide or to procure the release of the Aircraft and each part thereof within a period of ten days; or

                  (v)

                  (i) any consent, authorization, license or approval necessary to enable Lessor to repossess the Aircraft upon expiration or termination of the leasing thereof hereunder and/or to de-register and export the Aircraft from the State of Registration thereupon, is modified or is not granted or is revoked, suspended, withdrawn, terminated or expires and is not renewed; or

                  (ii) the registration of the Aircraft with the Aeronautics Authority is cancelled except as otherwise provided under this Lease; or

                  (iii) the Deregistration Power of Attorney is not in full force and effect; or

                  (w) an Event of Default (as therein defined) shall occur under any Other Lease; or

                  (x) any condition subsequent contained in Part C of Schedule 2 is not met as provided therein; or

                  (y) Lessee fails to appoint an alternative agent for service of process pursuant to Clause 5.3(j); or

                  (z) any other event, circumstances or state of affairs arises as a result of which Lessor reasonably determines that the ability of Lessee to perform any of its obligations under any of the Relevant Documents will be materially and adversely affected.

16.     RIGHTS AND REMEDIES

16.1    Remedies

                  16.1.1 An Event of Default shall constitute a material breach and repudiation by Lessee of its obligations hereunder. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and at any time thereafter (without needing to comply with any particular notice or grace period), so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may exercise one or more of the following remedies with respect to the Aircraft or any part thereof as Lessor, in its sole discretion, shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect (but, for the avoidance of doubt, without needing to give formal notice of default):

                  (a) pursuant to Clause 4.4, apply all or any portion of the Security Deposit to sums due and payable by Lessee under any of the Relevant Documents;

                  (b) by notice in writing to Lessee, accept the relevant repudiation and terminate the leasing of the Aircraft hereunder and demand that Lessee return the Aircraft, and Lessee shall upon written demand of Lessor and at Lessee's expense, forthwith return the Aircraft to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Clause 14 as if the Aircraft were being returned at the end of the Term; or Lessor or Lessor's agent or representative to the extent permitted by law may enter upon the premises where the Aircraft or any part thereof is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability for or by reason of such entry or taking of possession whether for the restoration of damage to property caused by such taking or otherwise;

                  (c) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof;

                  (d) in addition to all other legal and equitable rights of Lessor, upon notice to Lessee, following an Event of Default, Lessor may lease the repossessed Aircraft or any part thereof to any third party upon such terms and conditions as Lessor may determine;

                  (e) if an Event of Default occurs or the Aircraft is not tendered by Lessor or, upon valid tender by Lessor, is not accepted by Lessee on the proposed delivery date, in either case solely by reason of the failure of Lessee to satisfy any conditions to that delivery, Lessee will indemnify Lessor on demand against any Loss (including loss of profit), which Lessor may sustain or incur directly or indirectly as a result thereof including but not limited to:

                  (i) any loss of profit suffered by Lessor because of Lessor's inability to place or any delay in placing, the Aircraft on lease with another lessee on terms as favorable to Lessor as this Lease or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as this Lease;

                  (ii) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft;

                  (iii) any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Lease;

                  (iv)    without double-counting with paragraphs (i), (ii) or
                          (iii), any amount of interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount.

                  16.1.2 Following the termination of the leasing of the Aircraft during the Term in circumstances amounting to a repudiatory breach of this Lease or an Event of Default, Lessee will on written demand pay to Lessor as liquidated damages or, as the case may be, a debt:

                  (a) each installment of Basic Rent that would have fallen due after the Termination Date but for such termination discounted at the Discount Rate over the period from but excluding the Termination Date to and including the Basic Rent Payment Date on which such payment would, but for the occurrence of the Termination Date, have been due, together with interest thereon at the Incentive Rate from the Termination Date to the date of receipt by Lessor;

                  (b) all arrears of Rent and all other amounts payable by Lessee to Lessor under this Lease or any other Relevant Documents to which Lessee is a party but unpaid at the Termination Date, together with interest thereon at the Incentive Rate from the date on which such Rent or other sums fell due for payment to the date of their receipt by Lessor;

                  (c)     all Losses incurred by Lessor in connection with:

                             (i)   recovering or having possession of the
                                   Aircraft;

                             (ii)  recovering Rent or other amounts due
                                   hereunder;

                             (iii) returning the Aircraft to the condition
                                   required hereunder and in accordance with the provisions of Part B of Schedule 6; and

                             (iv) exercising or enforcing any of its rights under any Relevant Documents to which Lessee is party,

                             together with interest thereon at the Incentive Rate from the date that Lessor incurred such Losses to the date of their recovery by Lessor;

                  (d) any other properly evidenced Losses which Lessor may sustain or incur as a consequence of the occurrence of any Event of Default, including but not limited to:

                          (i) any amount of interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any amount which Lessee has failed to pay under this Lease or any other Relevant Document; and

                          (ii) any loss, premium, penalty, fees, or expense which may be incurred by Lessor in unwinding any financing of the Aircraft or terminating any guarantee or similar arrangement undertaken in connection with the leasing of the Aircraft to Lessee or unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to that financing, together with interest thereon at the Incentive Rate from the date that Lessor incurred such Losses to the date of their recovery by Lessor.

                  16.1.3 Lessee acknowledges that its obligation to pay the amounts (the "Termination Rental") referred to in Clause
                  16.1.2 is by way of liquidated damages and Lessor agrees that, in the event that it is able to place the Aircraft on lease (a "New Lease") with another lessee (a "New Lessee") for any part of the remainder of period prior to the originally scheduled Expiry Date, Lessor will, subject to Clause 16.1.4, pay to Lessee once it has received the same, an amount equal to each installment of rental ("New Rental") that it receives from the New Lessee in relation to that part of such period, after deducting from such amount any amount that may be necessary to compensate Lessor for:

                  (a)     Tax suffered by it on such New Rental; and

                  (b) any costs and expenses incurred by Lessor in entering into the New Lease.

                  16.1.4  Lessor shall only be obliged:

                  (a) to pay any amount under Clause 16.1.3 if it has received all amounts that are due to it from Lessee under this Lease and the other Relevant Documents; or

                  (b) to pay any amount under Clause 16.1.3 to the extent that the aggregate of the amounts paid by it under Clause
                  16.1.3 would not exceed the aggregate of amounts received by it under 16.1.2; or

                  (c) to solicit offers to lease the Aircraft to any potential New Lessee or to lease the Aircraft to any person if to do so would not conflict with interests of Lessor or of any affiliate of Lessor; or

                  (d) subject to paragraph (c) above, to use its reasonable endeavours, in accordance with its standard business procedures, to place the Aircraft on a New Lease with a New Lessee for the remainder of the period prior to the originally scheduled Expiry Date.


16.2       Further Rights

           Lessee shall be liable for any and all unpaid Rent and for all reasonable legal fees and other costs and expenses incurred by any Indemnitee by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft or any part thereof in accordance with the terms of Clause 14 or in placing the Aircraft or any part thereof in the condition and with airworthiness certificates as required hereunder. Lessor and Lessee hereby agree and acknowledge that due to the inherent value of the Aircraft and the potential for significant losses related to its non-operation or non-payment of Rent following an Event of Default and the exercise of Lessor's rights pursuant to this Lease, Lessor shall be unrestricted in its efforts to take immediate possession of the Aircraft pursuant to the terms of this Lease for the purpose of leasing the Aircraft to a new operator or delivering possession of the Aircraft to a purchaser thereof identified by Lessor, in either case, as Lessor may choose in its sole discretion.

16.3       Remedies Cumulative

           The rights of Lessor under this Lease are cumulative, may be exercised as often as Lessor considers appropriate and are in addition to its rights under any applicable law. The rights of Lessor against Lessee or in relation to the Aircraft shall not, as against or in favour of Lessee, be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any such other right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part or on its behalf shall in any way preclude it from exercising any such other right or constitute a suspension or any variation of any such right.

16.4       Further Assurances and Undertaking

           Lessee shall do all such acts and execute all such agreements, instruments and other documents as are necessary in order to give effect to the rights and remedies of Lessor. Lessee hereby undertakes that, in the event Lessor exercises its rights and remedies under Clause 16.1.1(b), Lessee shall take all such actions as are required in order to effect the return of the Aircraft and/or allow Lessor to take possession of the Aircraft and shall refrain from taking action that may in any way hinder, restrain or interfere with Lessor in so doing. Lessee expressly consents to the enforcement of the preceding undertakings, by injunctive or other similar relief, in ex parte proceedings or otherwise, in respect of Lessee or any of its employees or agents, in any court with jurisdiction.

17.        MISCELLANEOUS

17.1       Severability, Amendment, Construction and Applicable Law

           Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

           THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

17.2       Notices

           Each notice, request, direction or other communication under this Lease shall:

                  (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile;

                  (b)  be deemed to have been given:

                  (i) in the case of a facsimile, on confirmation by the recipient of actual receipt or, if earlier, on actual or deemed receipt by the recipient of a confirmation letter; and

                  (ii) in the case of a letter when delivered personally or 10 days after it has been put into the post; and

                  (c)  be sent:

           to Lessor:

                  Wells Fargo Bank Northwest, National Association 299 S. Main Street, 12/th/ Floor
                  Salt Lake City, UT 84111
                  Attn: Corporate Trust Department
                  United States of America

                  Tel: (801) 246-5630
                  Fax: (801) 246-5053


           with a copy to:


                  UBICS Holding Company                  UBICS, Inc.
                  300 Delaware Avenue                    333 Technology Drive
                  Suite 1704                             Suite 210
                  Wilmington, Delaware 19801             Cannonsburg, PA 15317

                                                            Tel:  724.746.6001

                                                             Fax: 724.746.4103
                                                             Attn: President

                    Pepper Hamilton, LLP
                    500 Grant Street
                    50/th/ Floor
                    Pittsburgh, PA 15219-2502
                    Attn: David Lowe, Esq.

                    Telephone:     412-454-5067
                    Facsimile:     412-281-0717

           to Lessee:

                    United Breweries Holdings, Ltd.
                    212 N. McDowell Street
                    Suite 210
                    Charlotte, NC 28204
                    Attn: Harmohan S. Bedi, President


           with a copy to:

                    United Breweries (Holdings) Limited      United Breweries Holdings, Ltd.
                    1 Vittal Mallya Road                     3 Harbor Drive, Suite 115
                    Bangalore 56001 India                    Sausalito, CA 94865
                    Telephone:                               Telephone: 415.339.1108
                    Facsimile:                               Facsimile: 415.289.1410

           or to such other address or facsimile number as is notified from time to time by one party hereto to the other party hereto. All communications and documents must be in English.

17.3       Lessor's Right to Perform

           If Lessee fails to perform any of its obligations hereunder, Lessor may discharge such obligation and shall notify Lessee of the same, and the amount of the expenses of Lessor incurred in connection with such discharge together with interest thereon at the Incentive Rate shall be deemed Supplemental Rent, payable by Lessee upon demand.

17.4       Counterparts

           At least four counterparts of this Lease have been executed by the parties hereto, each of which shall be deemed to be an original but all of which taken together shall constitute a single agreement.

17.5       Assignment, Transfer and Financing by Lessor

                    (a) Lessee acknowledges and agrees that Lessor, Owner or Beneficial Owner, as the case may be, shall be entitled at any time to assign, transfer or grant any security interest over (i) any or all of its rights and obligations under this Lease and the other Relevant Documents (including, without limitation, its rights to receive the Security Deposit and any Rent) and/or (ii) its right, title and interest in and to the Aircraft to any person without the consent of Lessee. In the case of any such transfer, Lessee hereby agrees and undertakes that it will upon the request of Lessor execute such further documents (including, without limitation, a novation agreement) and give such notices and take such action as Lessor may reasonably require in order to effect such transfer provided that any reasonable costs incurred by Lessee in connection therewith shall be reimbursed by Lessor.

               (b) Lessee acknowledges and agrees that if Lessor should transfer to a third party all of Lessor's obligations under this Lease, Lessor shall thereupon be relieved of all of its obligations hereunder and Lessee shall thereafter look only to Lessor's transferee as though Lessor's transferee had been the initial lessor hereunder.

               (c) Subject to the foregoing, no assignment or transfer by Lessor shall diminish any rights of Lessee under this Lease on the basis of law and regulation in effect at the time of such assignment or transfer. Without derogating from the foregoing, Lessee agrees to cooperate with Lessor in any such transfer.

               (i) Lessor and/or Owner may at any time enter into any financing arrangements in connection with the Aircraft and in connection therewith, inter alia, Owner and/or Lessor may assign as security their respective rights under this Lease and the other Relevant Documents (or any of them).

               (d) Lessee agrees, at the reasonable cost of Lessor, that it shall do such things and execute such documents and make such filings and registrations in the State of Registration as may be requested of it by Lessor.

               (e) If as a consequence of any financing arrangements Lessor requires Lessee to:

               (i) amend the Insurances (including, for the avoidance of doubt, increasing the Insured Value and/or Engine Agreed Value and providing that the Mortgagee shall be named as loss payee), Lessee will make such amendments and, to the extent that those amendments result in an increase in the cost to Lessee of effecting the Insurances, Lessor will reimburse Lessee an amount equal to the amount of that increased cost;

               (ii) redeliver the Aircraft on the Expiry Date in a condition
                    (the "New Redelivery Condition") which differs from the redelivery condition required pursuant to Clause 14, then provided that Lessor has provided details of the New Redelivery Condition to Lessee within six (6) months prior to the Expiry Date:

                    (A) Lessee will redeliver the Aircraft under Clause 14 in the New Redelivery Condition in place of the redelivery condition required pursuant to Clause 14; and

                    (B) Lessor will pay Lessee on the Expiry Date an amount equal to the amount by which the cost reasonably incurred by Lessee in redelivering the Aircraft in that New Redelivery Condition exceeds the cost that would have been reasonably incurred by Lessee had it instead redelivered the Aircraft in the redelivery condition required pursuant to Clause 14.

               (f) If Lessor enters into any financing arrangement of the nature contemplated by Clause 17.5(d), Lessee shall take such steps as Lessor may reasonably request to grant the Mortgagee designated by Lessor a Lien in the Security Deposit, including, without limitation, the issuance of a replacement letter of credit complying with the provisions of Clause 4.4 and paragraph 3 of Part 1 of Schedule 3, in favour of the Mortgagee designated by Lessor.

17.6 Submission to Jurisdiction; Waiver of Immunities; Service of Process

               (a) For the exclusive benefit of Lessor, the parties agree that the courts of the Untied States of America are to have jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the legal relationships established by this Lease or otherwise arising in connection with this Lease. Lessor shall not be prevented from taking proceedings relating to any dispute as aforesaid in any other courts with jurisdiction. To the extent allowed by law, Lessor may take concurrent proceedings in any number of jurisdictions.

               (b) Lessee irrevocably waives any objection on the grounds of venue or forum non conveniens, lis alibi pendens or similar grounds. Lessee agrees not to bring proceedings against Lessor in any jurisdiction other than the United States of America.

               (c)  Each party hereto irrevocably and unconditionally:

               (i) agrees that if the other party brings legal proceedings against it or its assets in relation to this Lease, no immunity from such legal proceedings (which will be deemed to include, without limitation, suit, attachment prior to judgement, other attachment, the obtaining of judgement, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets; and

               (ii) waives any such right of immunity which it or its assets now has or may in the future acquire.

               (d) Both parties shall at all times maintain an agent for service of process in the United States of America. Such agent shall be, in the case of Lessor, Wells Fargo Bank Northwest, National Association at its registered office from time to time (currently, 229 S. Main Street, 12th Floor, Salt Lake City, UT 84111) and shall be, in the case of Lessee, at its registered office from time to time (currently 212 North McDowell St., Suite 210, Charlotte, NC 28204). Any claim form, judgement or other notice of legal process shall be sufficiently served on Lessor or, as the case may be, Lessee if delivered to its agent specified above at its address for the time being. Each party undertakes not to revoke the authority of its agent specified above and if for any reason such agent no longer serves as its agent to receive service of process, that party shall promptly appoint another such agent and advise the other party thereof. If Lessee fails to appoint another such agent after being required by Lessor so to do, Lessor is irrevocably authorised to appoint any person (including itself), on such person's standard or usual terms for acceptance of appointment (if any), as Lessee's agent.

17.7 Currency Indemnity

     The obligations of each party payable under this Lease in one currency (the "first currency") may be discharged by an amount paid pursuant to any order or judgement of any court or other tribunal in another currency (a "second currency"), but only to the extent that the amount so paid in a second currency on prompt conversion to the first currency under normal banking procedures yields the amount of the first currency due hereunder, and each party shall indemnify the other party and any other person entitled to payments hereunder against any such shortfall and the cost of such conversion. In the event that any payment in a second currency by either party to any such person or entity, whether pursuant to a judgement or otherwise, upon conversion and transfer to the designated place of payment therefore does not result in payment of such amount of the first currency, such person or entity shall have a separate cause of action against such party for the additional amount necessary to yield the amount due and owing to such person.

17.8 Costs and Expenses

               (a) Lessee and Lessor shall be responsible for their own internal costs and expenses in connection with the documentation and negotiation of the transaction contemplated by this Lease. Lessee shall be responsible for all costs and expenses of external legal and tax counsel for both Lessor and Lessee incurred in connection with the documentation and negotiation of the transaction contemplated by this Lease. All costs and expenses of registering the Aircraft in the State of Registration and of perfecting the interests of Lessor, Owner and Beneficial Owner in the Aircraft and the Relevant Documents (but not including the registration of any mortgage over the Aircraft created by Owner), including reasonable fees and expenses of counsel for Lessor, in the State of Registration in connection with such registration or perfection will be for Lessee's account. The cost and expenses of placing any mortgage on the Aircraft created by Owner will be for Lessor's account.

                    (b) Whether or not the Aircraft is delivered to Lessee under this Lease, Lessee will pay to Lessor on demand:

                    (i) all reasonable costs and expenses (including reasonable legal expenses) incurred by Lessor in connection with any amendment to, or the granting of any waiver or consent or the preservation of any rights of Lessor under, any Relevant Document required in writing by Lessee, or the occurrence of any damage to, or loss of the Aircraft, any Engine or any Part.

                    (ii) all costs and expenses (including legal, survey and
                         other costs) incurred by Lessor in respect of the breach by Lessee of any representation, warranty, covenant, agreement, condition or stipulation contained in this Lease or in the other Relevant Documents, the occurrence of any Default or Event of Default, or otherwise in connection with the enforcement of any of the Relevant Documents or any rights of Lessor in the Aircraft or as a consequence of the delivery of the Aircraft by the Manufacturer, or the commencement of the Term, not occurring on the Anticipated Delivery Date as a consequence of any of the conditions precedent set forth in Part A of Schedule 2 not being satisfied other than as the direct result of any negligence or wilful default of or by Lessor.

17.9  Survival

       The representations, warranties, covenants, agreements and indemnities of Lessee set forth in this Lease, and Lessee's obligations hereunder, shall survive the expiration or other termination of this Lease to the extent required for full performance and satisfaction thereof.

17.10 Further Assurances

       Each party hereto shall, at its respective expense, promptly and duly execute and deliver to the other party such further documents and promptly take such further action not inconsistent with the terms hereof as the other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease or to perfect and protect the rights and, with respect to Lessor, remedies created or intended to be created hereunder.

17.11 Successors and Assigns

       This Lease shall be binding on and shall inure to the benefit of Lessee and its successors and Lessor and its successors and assigns.

17.12 [Intentionally Left Blank]

17.13 Language

       While the Relevant Documents may be translated into other languages, in the event of any conflict between the English language version and a version in another language, the English language version shall govern in all respects.

17.14 Performance of the Essence

       Lessee acknowledges and agrees that punctual payment of all amounts payable by Lessee under each of the Relevant Documents (whether such amount relates to Rent or other amounts payable) and timely performance by Lessee of each of its obligations under each of the Relevant Documents shall, subject to applicable grace periods, be of the essence and shall be conditions of this Lease.

17.15 Third Parties

               (a) Subject to this Clause 17.15 and to Clauses 9 and 12, a person who is not a party to this Lease has no right under the Third Parties Act to enforce any provision of this Lease but this does not affect any right or remedy of a third party which exists or is available apart from the Third Parties Act.

               (b) Each Third Party Indemnitee may enforce the terms of Clauses 9 and 12, subject to and in accordance with this Clause 17.15 and the provisions of the Third Parties Act.

               (c) The parties to this Lease do not require the consent of any Third Party Indemnitee to rescind or vary this Lease at any time.

               (d) Each Third Party Indemnitee must obtain the written consent of Lessor (which Lessor may give or refuse in its absolute discretion) before it may bring proceedings to enforce the terms of Clause 9 and 12.

               (e) If any Third Party Indemnitee brings proceedings to enforce the terms of Clause 9 and 12, Lessee shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if such Third Party Indemnitee had been a party to this Lease.

               (f) If Lessee is in breach of any of its obligations under Clause 9 and 12, the parties intend that Lessor may recover from Lessee on behalf of any affected Indemnitee or Tax Indemnitee any sum in respect of such Indemnitee's or Tax Indemnitee's loss arising from that breach.

17.16 Confidentiality

       Each of Lessee and Lessor acknowledges that the terms and conditions of this Lease and the other Relevant Documents and the commercial and financial arrangements evidenced hereby and thereby are considered by the other party as confidential information. Accordingly, each of Lessee and Lessor agrees that it will treat that information as confidential and will not without the prior written consent of the other party disclose that information to any person except to its professional advisers, as may be required by any applicable law; or in the case of disclosure by Lessor, to any affiliate of Lessor or investors in the Aircraft; provided, however, in connection with any such disclosure, each of Lessee and Lessor will request, and use reasonable endeavours to obtain, confidential treatment of that information.

18.   THE LESSOR

       It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein: (a) Wells Fargo Bank Northwest, National Association ("Wells Fargo") is entering into this Lease solely in its capacity as Owner Trustee under the Trust Agreement dated October 18, 2002 between Wells Fargo and UBICS Holding Company (the "Trust Agreement") and not in its individual capacity; (b) each and all of the undertakings and agreements herein made on the part of Lessee are all made and intended not as personal undertakings and agreements by Wells Fargo in its individual capacity, or for the purpose or intention of binding Wells Fargo in its individual capacity, but are made and intended for the purpose of binding only the Trust Estate (as defined in the Trust Agreement) unless expressly provided otherwise; (c) nothing contained in the Lease shall be construed as creating any personal liability on Wells Fargo in its individual capacity to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto, and (e) so far as Wells Fargo in its individual capacity is concerned, the other parties hereto shall look solely to the Trust (as defined in the Trust Agreement) and the Trust Estate for the performance of any obligation under this Lease; provided, however, that nothing in this Clause 18 shall be construed to limit in scope or substance the general corporate liability of Wells Fargo in its individual capacity in respect of its gross negligence or wilful misconduct or those representations, warranties and covenants of Wells Fargo made in its individual capacity as contained herein.

19.   PUT RIGHT

19.1  Put.

       Lessor shall have the right and option, exercisable at any time during the Term, to require Lessee to purchase the Aircraft (the "Put Right") and if the Put Right is exercised by Lessor, Lessee shall have the absolute obligation to purchase the Aircraft from Lessee.

19.2  Exercise of Put Right.

       If Lessor desires to exercise the Put Right, it shall do so by delivering to Lessee a written notice of such exercise not less than 90 days prior to the date specified in such notice for closing on Lessee's purchase of the Aircraft (the "Purchase Closing Date").

19.3  Purchase Price.

       The price to be paid by Lessee to Lessor for the Aircraft upon Lessor's exercise of the Put Right shall be $4,000,000 U.S. Dollars, which shall be payable in cash on the Purchase Closing Date by wire transfer or other immediately available funds. In addition, on the Purchase Closing Date, Lessee shall pay to Lessor all Rent up to and including the Purchase Closing Date and all other amounts due and payable under the Lease.

19.4  Closing.

       The closing of the purchase of the Aircraft pursuant to Lessor's exercise of the Put Right shall take place at the office of Lessor or such other place as may be mutually agreed.

19.5  Condition to Lessee's Obligation to Purchase.

       The only condition to Lessee's obligation to purchase the Aircraft and pay the Purchase Price to Lessor on the Closing Date shall be that Lessor will have delivered and warranted to Lessee good and marketable title to the Aircraft, free and clear of all liens, claims, charges and encumbrances ("Liens") whatsoever, except Liens, if any, which have attached or may have attached as a result of actions caused or authorized by Lessee. Lessor will deliver to Lessee an Aircraft Bill of Sale and FAA Bill of Sale evidencing this transfer of such title, each in a form substantially similar to those received by Lessor when it purchased the Aircraft.

19.6  Condition to Lessor's Obligation to Sell.

       The condition precedent to Lessor's obligation to deliver the Aircraft to Lessee is that Lessee (i) will have paid to Lessor the Purchase Price plus all other amounts due and payable under this Lease through the Purchase Closing Date in full and without reservation or offset and (ii) shall indemnify and hold Lessor harmless from any claim or Lien which would otherwise attach to the Aircraft as a result of actions caused or authorized by Lessee on or after the Purchase Closing Date.

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized officers on the date first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity but solely as Owner Trustee, as Lessor

By:________________________________

Name:______________________________

Title:_____________________________



UNITED BREWERIES HOLDINGS, LTD.,
as Lessee

By:________________________________

Name:______________________________

Title:_____________________________

                                   Schedule 1
                          Definitions and Construction

1.   Definitions

     Unless the context requires otherwise, the following terms have the following meanings for all purposes of the Lease and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

     "Additional Insureds" means Owner, each Member of Owner, Lessor, each Member of Lessor, Beneficial Owner, any Mortgagee and their respective officers, directors, servants, agents and employees and the successors and assigns of each of the foregoing.

     "Aeronautics Authority" means, as the context requires, the airworthiness authority in the State of Registration, or any person, governmental department, bureau, commission or agency succeeding to the functions of the foregoing and, if different, the civil aviation authority of the State of Registration.

     "Aircraft" means (i) the Airframe, together with, as the context requires,
     (ii) the Engines whether or not installed thereon, (iii) all Parts whether or not installed thereon and (iv) the Aircraft Records.

     "Aircraft Records" means (i) the "Aircraft Records" as defined in the Certificate of Acceptance and (ii) all records, logs and other materials referred to in Clause 6.6(b).

     "Airframe" means that certain B727-100 airframe bearing manufacturer's serial number 19318 more particularly described in the Certificate of Acceptance (except for any engines or Engines installed thereon), and (except as otherwise provided in Clause 8.3) any and all Parts incorporated or installed therein or attached thereto or, so long as title thereto remains vested in Owner in accordance with the terms of Clause 8, removed therefrom.

     "Airworthiness Directive" or "AD" means any airworthiness directive or other comparable regulation issued by the aeronautics authority of the country of manufacture or the Aeronautics Authority and applicable to aircraft, engines and parts of the same type as the Aircraft, the Engines and the Parts.

     "Alert Service Bulletin" whether or not capitalized, means a service bulletin identified as an "alert" by the Manufacturer or any Supplier.

     "Anticipated Delivery Date" is specified in Schedule 12.

     "APU" means the auxiliary power unit installed on the Aircraft and described in the Certificate of Acceptance and any replacement auxiliary power unit installed on the Aircraft title to which is transferred to Owner.

     "APU Hour" means, in relation to the APU, each hour or part of an hour during which the APU is operated.

     "Assignment of Insurances" means the assignment of insurances dated or, as the context may require, to be dated the Delivery Date between Lessee, as assignor, and Lessor, as assignee, in the form set forth in Schedule 7.

     "Authorised Maintenance Performer" means, with respect to line maintenance only, Lessee, _____________________________________________________ and
     with respect to line and other maintenance, __________________________, or such other maintenance provider or providers selected by Lessee and certified by the JAA under JAR Part 145 or approved by the FAA under FAR
     Part 145 and accepted in writing by Lessor.

     "Basic Rent" means the monthly rent payable pursuant to Clause 4.1.

     "Basic Rent Payment Date" means (i) with respect to any Basic Rent payable during a Utilisation Rent Period, the tenth day of the month following the Basic Rent Period in which the relevant utilisation of the Aircraft has occurred, and (ii) with respect to any Basic Rent payable during a Fixed Rent Period, the first day of the relevant Basic Rent Period.

     "Basic Rent Period" means a period from and including the Delivery Date to and including the last day in the month in which the Delivery Date falls, and each calendar month (or part thereof) thereafter during the Term.

     "Beneficial Owner" means UBICS Holding Company, a Delaware corporation.

     "Boeing" means The Boeing Company of Seattle, Washington.

     "Block Hour" means each hour or portion thereof during each period commencing with the removal of blocks from the wheels of the Airframe and concluding when the wheels of the Airframe are blocked next following operation of the Aircraft.

     "Broker" means the insurance broker in relation to the Insurances approved by Lessor from time to time, any such approval not to be unreasonably withheld or delayed.

     "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions in the city of New York, are authorised by law to be closed.

     "C-Check" means a block check performed on the Aircraft which includes accomplishment of all tasks designated by the MPD Document with a "C" interval and such other tasks designated by the MPD Document as having multiple "C", hour-based, cycle-based or calendar-based intervals as may then be due and sufficient to clear the Aircraft of scheduled tasks for the Manufacturer's recommended block "C" check interval .

     "Certificate of Acceptance" means an acceptance certificate in the form of
     Schedule 4 to be executed by Lessee and Lessor on the Delivery Date to evidence the delivery and acceptance of the Aircraft.

     "Claims Limit" is specified in Schedule 12.

     "Cycle" means each combination of the take-off and landing of the Airframe, or in the case of an Engine or any Part, the airframe on which such Engine or Part is then installed.

     "Default" means any event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

     "Delivery Date" means the date on which Lessee is obligated to accept delivery of the Aircraft pursuant to Clause 2 and is the date set forth in the Certificate of Acceptance.

     "Delivery Location" is specified in Schedule 12.

     "Deregistration Power of Attorney" means a power of attorney issued, or as the context may require, to be issued by Lessee substantially in the form set forth in Schedule 10.

     "Discount Rate" means, in relation to any period for which the same is to be calculated pursuant to Clause 16.1.2(a), the rate of interest specified in the Federal Reserve Statistical Release H.15(519) Selected Interest Rates for Treasury Bills having at the time of such calculation a maturity equal to, or as close as possible to, such period.

     "Dollars" and "$" means, whether capitalised or not, the lawful currency of the United States of America.

     "Engine" means: (a) each of the three Pratt & Whitney JT8D-9A turbofan engines more particularly described in the Certificate of Acceptance, whether or not from time to time installed on the Airframe; (b) any engine which may from time to time be substituted or be a replacement for any such engine pursuant to Clause 10.2; and (c) except as otherwise provided in Clause 8.3, any and all Parts incorporated or installed in or attached thereto or, so long as title thereto shall remain vested in Owner in accordance with the terms of Clause 8, removed therefrom.

     "Engine Agreed Value" is specified in Schedule 12.

     "Engine Hour" means, in relation to any Engine, the period measured by reference to each hour or part of an hour elapsing from the moment the wheels of any airframe on which such Engine is installed leave the ground on take off until the wheels of such airframe next touch the ground on landing.

     "Engine LLP Reserve" means the aggregate of all amounts received by Lessor pursuant to paragraph 4.1.1 of Part 1 of Schedule 3 less the aggregate of all amounts repaid to Lessee from such amounts.

     "Event of Default" is, subject to the provisions of the Lease, defined in Clause 15.

     "Event of Loss" means, with respect to the Aircraft, the Airframe or any Engine, any of the following: (a) the destruction, damage beyond repair or rendition of the same permanently unfit for normal use for any reason whatsoever; (b) any damage to the same which results in an insurance settlement with respect to the same on the basis of a constructive, agreed or actual Event of Loss; (c) the condemnation, confiscation, requisition of title, sequestration, forfeiture or other loss of title to the same; (d) the confiscation or seizure which deprives Lessee of the use or possession of, or requisition of use of, the same for a period in excess of 30 consecutive days or, if shorter, beyond the last day of the Term; (e) the loss of the same or the use thereof due to theft, disappearance for a period of 30 consecutive days or more or, if shorter, beyond the last day of the Term; or (f) as a result of any rule, regulation, order or other action by the Aeronautics Authority or other Government Entity having jurisdiction, the use of the same in the normal course of air transportation of persons shall have been prohibited for a period of 90 days or more unless Lessee, prior to the expiration of such period, shall have caused to be undertaken and diligently carried forward all steps which are necessary or desirable to permit the use of such property in the normal course of air transportation, or in any event, if such use shall have been prohibited for a period of twelve consecutive months or beyond the last day of the Term. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

     "Event of Loss Payment Date" has the meaning ascribed to such term in Clause 10.1.

     "Event of Loss Proceeds" means the proceeds of any Insurances (other than amounts payable as a consequence of a claim under the liability insurances) or any compensation or similar payment, arising in respect of an Event of Loss in respect of the Aircraft.

     "Expiry Date" is the fifth anniversary of the Delivery Date.

     "FAA" means, as context requires, the United States Federal Aviation Administration and/or the Administrator of the United States Federal Aviation Administration, or any person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

     "Fixed Rent Period" is defined in Part 2 of Schedule 3.

     "Flight Hour" means each hour or portion thereof during each period commencing with the lift off from the runway of the wheels of the Airframe or an airframe to which an Engine is installed and concluding when the wheels of the Airframe or such other airframe touch down upon landing.

     "Government" means the government of the State of Registration or any instrumentality or agency thereof (provided the credit of such instrumentality or agency is backed by the full faith and credit of the State of Registration).

     "Government Entity" means and includes (i) any state or territory or political sub-division of either thereof; (ii) any governmental authority, board, commission, department, division, organ, instrument, court, tribunal or agency of any of the persons specified in (i) above, however constituted and (iii) any association, organisation or institution of which any of the above persons is a member or to whose jurisdiction any thereof is subject or in whose activities any such person is a participant.

     "Habitual Base" of the Aircraft shall be Oakland, California.

     "Hereby", "herein", "hereof", "hereunder", and other like words shall refer to the Lease as originally executed or as amended, modified or supplemented pursuant to the applicable provisions hereof, including, without limitation, as supplemented by the Certificate of Acceptance.

     "Home Jurisdiction" is specified in Schedule 12.

     "Incentive Rate" means a rate of interest equal to LIBOR in respect of such periods as Lessor shall select from time to time, plus the Margin, but in no event greater than the maximum rate permitted by applicable law.

     "Indebtedness" of any person means, on any date, all Indebtedness of such person as of such date, and shall include the following: (i) all Indebtedness of such person for monies borrowed or raised; (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such person to pay the deferred purchase price of property or services (other than trade liabilities due within 30 days); (iv) all obligations of such person under leases; (v) all Indebtedness secured by a Lien on any asset of such person, whether or not such person has assumed or is otherwise liable for such Indebtedness; (vi) all Indebtedness of others guaranteed in any manner, directly or indirectly, by such person (or in effect guaranteed indirectly, by such person through an agreement intended to have the effect of Indebtedness or to assure the holder of Indebtedness of such obligor against loss, whether through an obligation of such person to purchase property or services or to maintain such obligor's financial condition or otherwise); (vii) all reimbursement obligations of such person in respect of letters of credit, foreign currency sale agreements and bankers' acceptances, except such as are obtained by such person to secure performance of obligations (other than for monies borrowed or raised or similar obligations) incurred in the ordinary course of such person's business; and (vii) all obligations of such person under interest rate, currency, commodity or other swap or hedging transactions, marked to market as if termination had occurred.

     "Indemnitee" means together Lessor, each Member of Lessor, Owner, each Member of Owner, and Beneficial Owner and their respective shareholders, affiliates, directors, officers, employees, representatives, consultants, servants, successors, assigns and transferees.

     "Insurances" means any and all contracts and policies of insurance required to be effected and maintained by Lessee under the Lease.

     "Insured Value" with respect to the Aircraft means the amount specified in
     Schedule 12.

     "Insurers" means the insurers under the Insurances.

     "JAA" means the European Joint Aviation Authorities.

     "Landing Gear" means the nose gear and both left hand and right hand main gear assemblies excluding the wheels, tyres and brakes.

     "Latest Delivery Date" is specified in Schedule 12.

     "Lease" means the Aircraft Lease Agreement dated October 18, 2002 between Lessor and Lessee, as the same may be amended or supplemented from time to time, and, where appropriate, the Certificate of Acceptance.

     "Lessee" is defined in the initial paragraph of the Lease and shall include its successors and permitted assigns.

     "Lessee's Process Agent" is specified in Schedule 12.

     "Lessor" is defined in the initial paragraph of the Lease and shall include its successors and assigns and transferees.

     "Lessor Lien" means any Lien with respect to the Aircraft or any part thereof which results from (a) non-payment by Lessor or Owner of any Taxes imposed on such person (except Taxes as to which Lessee is obliged to provide indemnification hereunder), (b) claims against Lessor or Owner not related to the transactions described in the Lease or the ownership of the Aircraft, (c) an affirmative act of Lessor or Owner not related to the transactions contemplated by the Lease or (d) any Mortgage.

     "Lessor's Bank Account" is specified in Schedule 12.

     "LIBOR" means in relation to any period (a "reference period"):

          (a) the British Bankers' Association Interest Settlement Rate (as such rate appears on certain pages of the Reuters or Telerate screens or such other page or service as may replace it for the purpose of displaying London inter-bank Dollar offered rates of leading reference banks) which is quoted as of 11 a.m. (London time) on the day which is two (2) London Business Days prior to the commencement of the relevant reference period as being the interest rate offered in the inter-bank Market for Dollar deposits of a comparable amount to the amount in question for the same or as close as possible to the relevant reference period; or

          (b) if Lessor notifies Lessee that, due to circumstances affecting the London inter-bank market generally, deposits in Dollars are not in the ordinary course of business available in the London inter-bank market for a period similar to the reference period, Lessor will inform Lessee of the rate in place of LIBOR that Lessor is able to obtain in the international markets and which, in the reasonable opinion of Lessor, most closely equates to LIBOR. While the circumstances affecting the London inter-bank market persist, that alternative rate will apply as LIBOR for all purposes of the Lease.

          "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or assignment by way of security.

          "London Business Day" means a day other than a Saturday, Sunday or a day on which commercial banking institutions in the city of London are authorised by law to be closed.

          "Losses" includes all losses, payments, damages, liabilities, claims, proceedings, actions, penalties, fines, duties, fees, rates, levies, charges, demands, royalties or other sanctions of a monetary nature, fees, insurance premiums, calls, judgements, costs and expenses, (other than (i) Taxes and (ii) any of the foregoing items arising from any breach by any party to the Relevant Documents other than Lessee).

          "Maintenance Manual" means, as the context requires, either the Aircraft Maintenance Manual issued by the Manufacturer or the Engine Maintenance Manual issued by the relevant Manufacturer or other maintenance manuals issued by Suppliers relating to Parts.

          "Maintenance Program" means Lessee's overhaul and maintenance program for aircraft of the same type as the Aircraft, as accepted by the Aeronautics Authority and approved by Lessor and based on the MPD Document and the MRB Document then in effect, and which includes (i) the inspection schedule for the Aircraft (structure, components, systems and Engines), and (ii) the list of controlled component items (Airframe and Engines).

          "Mandatory Service Bulletins", whether capitalised or not, means all Service Bulletins identified as "mandatory" by the issuing Manufacturer or Supplier.

          "Manufacturer" means (a) as to the Engines, Pratt & Whitney, and (b) as to the Airframe, Boeing.

          "Margin" is specified in Schedule 12.

          "Members of Lessor" means (i) any person notified by Lessor to Lessee as being the shareholder, shareholders or parent of Lessor, as the case may be, or (ii) if Lessor has given no such notification, Lessor.

          "Members of Owner" means (i) any person notified by Lessor to Lessee as being the shareholder, shareholders or parent of Owner, as the case may be, or (ii) if Lessor has given no such notification, Owner.

          "Mortgage" means any security interest in the Aircraft granted by Owner from time to time.

          "Mortgagee" means any entity or entities to which Owner grants a security interest in the Aircraft and such entity's or entities' successors and assigns provided that Lessor or Owner has given Lessee notice of any such assign.

          "MPD Document" means the Manufacturer's approved maintenance planning documents for aircraft of the same type as the Aircraft.

          "MRB Document" means the Boeing 727-100 Maintenance Review Board Document.

          "Other Leases" shall mean any other aircraft or engine lease agreement (excluding this Lease) from time to time entered into between Lessor, Owner,

          Beneficial Owner, or any affiliate or subsidiary of the foregoing, as lessor, and Lessee, as lessee.

          "Owner" means (i) any person notified by Lessor to Lessee as being the owner of the Aircraft or (ii) if Lessor has given no such notification, Lessor.

          "Parts" means any and all appliances, parts, instruments, accessories, furnishings, seats and other equipment of whatever nature (other than complete Engines or engines), which (a) are from time to time incorporated or installed in or attached to the Airframe or an Engine, or (b) having been so installed or attached, are later removed therefrom, so long as title thereto remains vested in Owner in accordance with Clause 8.

          "Permitted Liens" means, in connection with the Aircraft or any part thereof, (a) the respective rights of the parties hereunder; (b) Liens for taxes, assessments or other governmental charges either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture, loss or loss of use of the Aircraft, the Airframe or any Engine or any interest therein; (c) materialmen's, mechanics', workers', repairers', employees', or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet due or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve danger of the sale, forfeiture or loss of use of the Aircraft, the Airframe or any Engine or any interest therein; (d) any other Liens with respect to which Lessee shall have provided security in form and amount acceptable to Lessor and (e) Lessor Liens.

          "Previous Operator" means Davis Oil Company.

          "Prohibited Country" means:

          (a) any state, country or jurisdiction which is subject from time to time to any United Nations Sanctions Order, European Union imposed sanction, US Export Controls (taking into account the possibility of obtaining applicable consents or licences), the United Kingdom Export of Goods (Control) Order 1992, the Dual-Use and Related Goods (Export Control) (Amendment) Regulations 1997 pursuant to the European Communities Act 1972 or any statutory modification or re-enactment thereof or successor or similar or corresponding legislation then in effect in the United Kingdom, France, Spain or Germany, the effect of which taking into account the possibility of obtaining applicable consents or licences, prohibits the exporting of the Aircraft to and/or consigning for use of the Aircraft in such state, country or jurisdiction; and

          (b) any country affected, after the date hereof, by any political or other relevant national or international circumstance or event (each a "Change in Circumstance") which Lessor determines (and which Lessor notifies to Lessee) to be such that (i) Lessor's interest in the Aircraft would be materially prejudiced and/or the ability of Lessor to repossess the Aircraft and/or the ability of any Mortgagee to enforce and realise the

               Liens constituted by any Mortgage documents would be materially prejudiced by the operation of the Aircraft by a person within or from within such country or (ii) the operation of the Aircraft by a person within or from within such country would result in Lessor being in contravention of any applicable law to which such party is subject, in each case so long as Lessor has not notified Lessee that such country has ceased to be a Prohibited Country.

          "Recommended Service Bulletin" whether capitalised or not, means a Service Bulletin identified as "recommended" by the issuing Manufacturer or Supplier.

          "Redelivery Location" means a location designated by Lessor within the United States of America.

          "Reinsurances" is defined in Clause 11.1.

          "Relevant Documents" means the Lease, the Certificate of Acceptance, the Assignment of Insurances, the Deregistration Power of Attorney and all other agreements, documents or instruments which may be entered into, executed and/or delivered in connection with or pursuant to any of the foregoing.

          "Rent" means Basic Rent and Supplemental Rent, collectively.

          "Pratt & Whitney" means Pratt & Whitney.

          "Security Deposit" means, as the context shall require, the cash amounts to be paid by Lessee to Lessor, or each letter of credit delivered by Lessee to Lessor from time to time, in accordance with Clause 4.4 and held as security by Lessor pursuant thereto.

          "Service Bulletin" means a service bulletin which is issued by a Manufacturer or Supplier and is applicable to aircraft of the same type as the Aircraft or engines of the same type as the Engines or items of equipment of the same type as other parts of the Aircraft.

          "State of Registration" is specified in Schedule 12.

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes, agrees or is obligated to pay under the Lease or any other Relevant Document.

          "Supplier" means the manufacturer, vendor or supplier of any part of the Aircraft other than a Manufacturer.

          "Tax" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called (including stamp, documentary, registration or other like duty), together with any penalties, fines or interest imposed thereon, imposed, levied, collected, withheld or assessed by any person in any jurisdiction.

          "Tax Indemnitee" means each of Lessor, Members of Lessor, Beneficial Owner, Owner, Members of Owner, any Mortgagee and each person with whom any of the foregoing files a consolidated tax return.

     "Term" means the period for which the Aircraft is leased under the Lease pursuant to Clause 3 of the Lease. If such period is shortened or extended, the word "Term" shall be deemed to refer to such period as so shortened or extended, and all provisions of the Lease shall apply until the expiration date of such extension period, except as may be otherwise specifically provided herein.

     "Termination Date" means the date upon which Lessor terminates the leasing of the Aircraft under Clause 16 of the Lease.

     "Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999 of Great Britain.

     "Third Party Indemnitee" means any Indemnitee or Tax Indemnitee other than Lessor.

     "Utilisation Rent Period" is defined in Part 2 of Schedule 3.

2.   Construction

     Except to the extent that the context requires otherwise, any reference in the Lease to:

          (a) a statutory or legislative provision, shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment thereof then in force and all instruments, orders and regulations then in force and made under or deriving validity from the relevant provision;

          (b) any other agreement or document shall be construed as a reference to such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

          (c) a "Clause" or "Schedule" is a reference to a Clause of, or Schedule to, the Lease;

          (d) a person being an "affiliate" of another means that that person directly or indirectly controls, is controlled by, or is under common control with, that other person;

          (e) "consent" also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

          (f) one person being "controlled" by another means that that other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the board of directors or other governing body of that person or otherwise controls or has the power to control the affairs and policies of that person;

          (g) "law" includes common, customary or civil law and any constitution, decree, judgement, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement or any judicial or administrative decision, ruling, judgement, order, (or interpretation or application of any of the same) whether or not having the force of law, but if not having the force of law, only if compliance with that law is in accordance with the general practice of persons to whom it is intended to apply;

          (h) a "month" is a reference to a period starting on one day in a month of the year and ending on the numerically corresponding day in the next succeeding month, except that if there is no numerically corresponding day in the next month of the year, that period shall end on the last day of that next succeeding month;

          (i) a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality) and any assignee or successor in title to that person;

          (j) the "winding-up" of a person also includes the amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets;

          (k) the Table of Contents, the Lease Summary and Clause headings are for convenience only and are to be ignored in construing the Lease; and

          (l) where the context so admits, words importing the singular number only shall include the plural and vice versa.

                                   Schedule 2
                              Conditions Precedent

Part A: Conditions Precedent to Lessor's obligation to lease the Aircraft to
Lessee:

          (a) On the date of execution of the Lease by Lessee, Lessor shall have received the following:

          (i) the Security Deposit of $150,000.00 which is due in accordance with Clause 4.4 and Schedule 3;

          (ii) an opinion of independent counsel to Lessee addressed to Lessor covering such matters as Lessor shall reasonably request; and

          (iii) written evidence of appropriate corporate action, certified by a duly authorised representative of Lessee, duly authorising the lease of the Aircraft hereunder and the execution, delivery and performance of the Relevant Documents, together with appropriate evidence as to the authority of the person or persons executing and delivering the Relevant Documents on behalf of Lessee, all such documents to be in form and substance satisfactory to Lessor.

          (b) At least 15 days prior to the Anticipated Delivery Date, Lessee shall provide Lessor with evidence, satisfactory to Lessor, that Lessee has entered into an agreement with the Authorised Maintenance Performer to provide maintenance, overhaul and repair service for the Airframe and Engines and Lessee shall provide Lessor with copies of both the agreement and the intended Maintenance Program in form and substance satisfactory to Lessor.

          (c) At least 15 days prior to the Anticipated Delivery Date, Lessor shall have received the following in form and substance satisfactory to Lessor:

          (i)   the Assignment of Insurances duly executed by Lessee;

          (ii) (A) satisfactory evidence that all notices of assignment required to be given under the Assignment of Insurances have been given, and (B) all acknowledgements from Lessee's insurers and brokers contemplated by the Assignment of Insurances have been received;

          (iii) satisfactory evidence (including opinions of counsel) that the Assignment of Insurances has been duly perfected in Lessee's Home Jurisdiction and other appropriate jurisdictions including location of insurers;

          (iv) insurance certificates and a letter of undertaking from independent aircraft insurance brokers evidencing Lessee's compliance with the provisions of Clause 11;

          (v) letters of authorisation from Lessee to Eurocontrol and other applicable air control authorities and the authority at each airport at which Lessee currently operates granting Lessor the authority to make inquiries concerning the status of Lessee's accounts with such air control or airport authorities;

          (vi)   a Deregistration Power of Attorney duly executed by Lessee;

          (vii) satisfactory evidence that Lessee's agent for service of process specified in Clause 17.6 has accepted such appointment;

          (viii) satisfactory evidence that the Aeronautics Authority has approved the Maintenance Program;

          (ix)   any necessary tax approvals or exemptions; and

          (x) any necessary foreign exchange exemptions, approvals or central bank filings.

          (d) On or prior to the Delivery Date, Lessor shall have received the following, each in form and substance satisfactory to Lessor:

          (i) the Certificate of Acceptance, duly executed by Lessee, dated the Delivery Date;

          (ii) copies of all licenses required for the operation of the Aircraft in the State of Registration;

          (iii) a certificate signed by a duly authorised officer of Lessee, dated the Delivery Date, to the effect that:

                 (A) the representations and warranties made by Lessee in the Relevant Documents are true and correct on and as of the Delivery Date as though made on and as of such date; and

                 (B) no Default or Event of Default has occurred and is continuing, or would result from the lease of the Aircraft hereunder;

          (iv) evidence satisfactory to Lessor confirming that (1) the Aircraft has been registered with the Aeronautics Authority in the name of Owner, as owner, (2) this Lease and any Mortgage has been duly filed with the Aeronautics Authority and any other appropriate Government Entities in the State of Registration or elsewhere;

          (v) the written opinion of independent counsel to Lessee, addressed to Lessor, dated the Delivery Date, confirming that its opinion delivered pursuant to subparagraph (a)(ii) above, remains true and correct;

          (vi) all authorizations and approvals of, and notices to, and filings and recordings with, all regulatory bodies and authorities which are conditions to the validity and/or enforceability of the Lease or Lessee's performance thereunder have been accomplished;

          (vii) evidence satisfactory to Lessor that the Aircraft is subject to the Maintenance Program;

          (viii) written evidence satisfactory to Lessor that the Aeronautics Authority will register the Aircraft in the absence of an Export Certificate of Airworthiness issued by the aeronautics authority of the United States of America; and

          (ix) such other documents as Lessor may reasonably request in form and substance satisfactory to Lessor.

          (e) No Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any Other Lease.

     These conditions are included for the sole benefit of Lessor and may be waived or deferred in whole or in part by Lessor who may attach to such waiver or deferral such further or other conditions as it thinks fit.

Part B: Conditions Precedent to Lessee's Obligation to Accept the Aircraft on Lease from Lessor:

(a) The Aircraft shall be in the condition and configuration specified in Part A of Schedule 6, subject only to minor discrepancies not affecting airworthiness or safety; and

(b) On or before the Delivery Date, Lessee shall have received a certificate signed by a duly authorised representative of Lessor, to the effect that all appropriate action has been taken to authorise or ratify the lease by Lessor of the Aircraft hereunder and the execution, delivery and performance by Lessor of the Lease, together with a power of attorney naming the persons authorised to execute and deliver said certification and said documents on behalf of Lessor.

                                   Schedule 3
                             Rent and Other Amounts

                                     PART 1
                                    PAYMENTS

1.   BASIC RENT

1.1  Payment of Basic Rent

          1.1.1 Lessee will pay to Lessor Basic Rent each month throughout the Term.

          1.1.2 The first instalment of Basic Rent will be due and payable on the first Basic Rent Payment Date.

          1.1.3 Each subsequent instalment of Basic Rent will be due and payable on each subsequent Basic Rent Payment Date throughout the Term.

1.2  Basic Rent Amounts

          1.2.1 The Basic Rent in respect of each Basic Rent Period during the Term will be calculated in accordance with Part 2 of this Schedule 3.

          1.2.2 Promptly following Lessor's determination of the amount of any Basic Rent payable in respect of any Basic Rent Period it will provide details of the same to Lessee.

2.   SECURITY DEPOSIT

2.1  Payment of Security Deposit

          2.1.1 On the date of execution of the Lease, Lessee agrees to pay to Lessor One Hundred Fifty Thousand Dollars ($150,000.00), which shall be held by Lessor as security for Lessee's performance of its obligations under the Lease, all other Relevant Documents and any Other Lease.

          2.1.2 Promptly following the earliest to occur:

          (a) termination prior to the Delivery Date of the obligation of Lessee to lease the Aircraft pursuant to the Lease;

          (b) return of the Aircraft to Lessor in full compliance with the Lease; and

          (c) termination of the Term following an Event of Loss in relation to the Aircraft or the Airframe, and after payment in full of all sums secured by the Security Deposit, Lessor shall pay to Lessee an amount equal to the remaining balance of the Security Deposit.

3.   REIMBURSEMENT OF RENTAL

3.1  Payment on Event of Loss

     Upon an Event of Loss Payment Date Lessor will, provided that it has received the amount set out in Clause 10.1 of the Lease and all other sums then deemed owing by Lessee to Lessor under any Relevant Document, pay to Lessee by way of rebate of Basic Rents an amount equal to the aggregate balance of all Maintenance Reserve Amounts received by it and not repaid by it to Lessee following receipt of a Reimbursement Claim in accordance with paragraph 5.1 prior to the Event of Loss Payment Date following which Lessee will have no obligation to make further payments under paragraph 4.

3.2  Payment on Termination for Delay

     Upon a termination of the Lease under Clause 2.1 thereof, Lessor will, provided that it has received all amounts due to it under the Lease or any other Relevant Document, pay to Lessee by way of rebate of the Security Deposit, an amount equal to the outstanding Security Deposit as of to the date of such termination.

                                     PART 1
                            COMPUTATION OF BASIC RENT

Utilisation and Fixed Rental Program:

The Basic Rent payable on each Basic Rent Payment Date shall be $50,000 per month ("Fixed Rent").

Basic Rent during each Fixed Rent Period shall be paid in advance on the relevant Basic Rent Payment Date. For example, for a Basic Rent Period commencing on December 1, 2002 and ending on December 31, 2002, the applicable Basic Rent Payment Date will be December 1, 2002.

Where any Basic Rent Period in which Fixed Rent is payable is more or less than a full month, the Basic Rent payable on the applicable Basic Rent Payment Date shall be prorated based on the actual number of days in such Basic Rent Period and a month of thirty (30) days.

                                   Schedule 4
                        Form of Certificate of Acceptance

THIS CERTIFICATE OF ACCEPTANCE is dated [ ], 2002, (this "Certificate of Acceptance"), between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION ("Lessor") and UNITED BREWERIES HOLDINGS, LTD. ("Lessee").

WITNESSETH:

WHEREAS, Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement dated ____________, 2002 (the "Lease"), which provides for the execution and delivery of a Certificate of Acceptance in substantially the form hereof for the purpose of leasing the Aircraft in accordance with the terms thereof;

NOW, THEREFORE, in consideration of the premises, and pursuant to Clause 2 of the Lease, Lessor and Lessee hereby agree as follows:

1.    Definitions

      Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given them in the Lease.

2.    Delivery and Acceptance

      Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor under the Lease, as hereby supplemented:

      Aircraft: One Boeing 727-100 aircraft consisting of the following:

                (a)   Airframe: Registration Mark:     N44MD

                Manufacturer's Serial No.              19318

                Total Flight Hours:                   35,850

                Total Cycles:                          35405

                (b) Engines: Three Pratt & Whitney JT8D-9A turbofan engines installed on said Airframe, bearing, respectively, Manufacturer's Serial Nos.:

                Engine        Manufacturer's     Total Engine    Total Cycles
                Location      Serial Number      Hours

                1. Right      665625             43,997          36,819

                2. Left       665839             34,366          25,540

                     3. Center         664474        42,123        35,405

                     The status of the time controlled components, engine modules and life limited parts is set forth in Appendix I hereto.

                     (c)    Auxiliary Power Unit

                     Make and   Manufacturer's  Total APU    APU Hours  Total Cycles   Cycles Since
                     Model      Serial Number     Hours          Since                  Overhaul or
                                                           Overhaul or                  Performance
                                                           Performance                  Restoration
                                                           Restoration

                     (d)    Landing Gear

                     Position       Date of Last Overhaul      Hours and Cycles
                                                                Since Overhaul
                     Nose

                     Main - Left

                     Main - Right

                     (e)    Brake Wear Pin Measurements

                     Position                      Measurement

                     (f) Lessor Furnished Equipment: The equipment furnished by Lessor and installed in the Aircraft (including avionics, safety equipment and galley equipment) is described in Appendix II hereto.

           Lessee confirms that the Aircraft has been examined by its duly appointed and authorized representatives and such items conform to the information set forth above.

3.         Aircraft Records

           Lessor hereby delivers and Lessee hereby accepts the manuals, log books, records and other documents relating to the Aircraft described in Appendix III hereto.

4.         Delivery Date

           The Delivery Date of the Aircraft is the date first set forth above,
           and the Aircraft is hereby delivered and accepted on such date at   ,
           hours local time at [location of delivery].

5.      Fuel

        At the time of delivery there were [ ] kg. of fuel in the Aircraft and each oil tank was full.

6.      Condition of Aircraft

        The Aircraft is delivered in good working order and condition except for the open/miscellaneous items specified in Appendix IV hereto and Lessee and Lessor agree to the payments and commitments specified therein.

7.      Governing Law

        This Certificate of Acceptance shall in all respects be governed by, and construed in accordance with, the laws of United States of America. Subject to Clause 17.6 of the Lease, the parties hereto agree that the courts of the United States of America are to have jurisdiction to settle any disputes which may arise out of this Certificate of Acceptance

8.      Representations and Warranties

                (a)      By Lessee

                Lessee hereby confirms that the representations and warranties of Lessee contained in Clause 5.2 of the Lease are true and correct as of the date hereof as though set forth herein in full. All authorizations and approvals of, and notices to, and filings and recordings with, all regulatory bodies and authorities which are conditions to the validity and/or enforceability of the Lease or Lessee's performance thereunder have been accomplished.

                (b)      By Lessor

                Lessor hereby confirms that the representations and warranties of Lessor contained in Clause 5.1 of the Lease are true and correct as of the date hereof as though set forth herein in full.

9.      Technical Definition

        Lessee hereby confirms that the Aircraft complies with the requirements for delivery specified in Section 2 of the Lease and Part A of Schedule 6 thereto.

10.     Basic Rent

        Lessee hereby confirms that it has become obliged to pay to Lessor Basic Rent in accordance with the provisions of the Lease [and Appendix [V] hereto].

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Certificate of Acceptance to be duly executed by their authorized officers on the date first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity but solely as Owner Trustee

By:      ___________________________

Name:    ___________________________

Title:   ___________________________



UNITED BREWERIES HOLDINGS, LTD.

By:      ___________________________

Name:    ___________________________

Title:   ___________________________

                                   APPENDIX I
                          to Certificate of Acceptance

                        [Aircraft Model and Type] MSN [ ]


STATUS OF TIME CONTROLLED COMPONENTS, ENGINE MODULES AND LLPS.


Refer to [Manufacturer] Aircraft Inspection Record list of installed equipment for time controlled components and the [Manufacturer] Engine Data Submittal books for the Engine LLPs and Modules.

                                   APPENDIX II
                          to Certificate of Acceptance

                        [Aircraft Model and Type] MSN [ ]


                           LESSOR FURNISHED EQUIPMENT

                             See attached      pages

                                  APPENDIX III
                          To Certificate of Acceptance

                        [Aircraft Model and Type] MSN [ ]


                                AIRCRAFT RECORDS

                             See attached     pages.

                       See attached________________ pages.

                                   APPENDIX IV
                          To Certificate of Acceptance

                        [Aircraft Model and Type] MSN [ ]


                             OPEN/MISCELLANOUS ITEMS

                             See attached     pages

                                   APPENDIX V
                          To Certificate of Acceptance

                        [Aircraft Model and Type] MSN [ ]


                                   BASIC RENT

                                   Schedule 5
                                   Insurances

1.   Lessee is required to maintain the following Insurances with respect to the
Aircraft:

1.1 Hull All Risks of Loss or Damage whilst flying and on the ground with respect to the Aircraft on an "agreed value" basis for the Insured Value and with a deductible not exceeding __________________ thousand Dollars ($___,000) or such other amount agreed by Lessor from time to time, and to include deductible insurances, if necessary, to achieve that limit.

1.2 Hull War and Allied Perils, being such risks excluded from the Hull All Risks Policy including confiscation and requisition by the State of Registration and, if different, the state of the Habitual Base for the Insured Value.

1.3 All Risks (Including War and Allied Risk) property insurance on all Engines, Parts and spares when not installed on the Aircraft on an "agreed value" basis for the Engine Agreed Value (in the case of any Engine) or the full replacement value (in the case of any Part or spares) and including engine test and running risks.

1.4 Aircraft Third Party (Bodily Injury and Property Damage), Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than _____________________ million Dollars ($___,000,000) any one occurrence (but in respect of products liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy and in the case of baggage will extend to Lessee's liability solely in instances of loss or damage to the Aircraft). War and Allied Risks are also to be covered under the Policy.

2. The hull and spares insurance relating to the Aircraft referred to in paragraph 1 above will:

2.1 name the Lessor, Owner, Beneficial Owner and their successors and assigns as additional insured for its respective rights and interests;

2.2  provide that any loss will be payable in Dollars and will:

     (i) in respect of any claim that becomes payable on the basis of an Event of Loss, provide that settlement shall be made to or to the order of Lessor;

     (ii) in respect of any other claim, provide that settlement (net of any policy deductible) shall be made with such persons as may be necessary to repair the Aircraft, unless otherwise agreed after consultation between the Insurers, Lessee and Lessor;

     (iii) include a notice and/or acknowledgement of any assignment relating to the Insurances in a form acceptable to Lessor;

     (iv) if separate Hull "all risk" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (being AVS. 103 in the current market language).

3.   The liability insurances referred to in paragraph 1 above will:

3.1 include Lessor and each of the Indemnitees as additional insureds for their respective rights and interests (excluding any claims arising solely out of any capacity that Lessor or any other Indemnitee may have as manufacturer, repairer or servicing agent of the Aircraft, any Engine or any Part);

3.2 operate in all respects as if a separate policy had been issued covering each party insured, but shall not include any claim under the hull and spares insurances referred to in paragraph 1 above, provided that the total liability of the Insurers shall not exceed the limits of liability stated in the relevant policy; and

3.3 contain a provision confirming that the relevant policy is primary without right of contribution from any other insurance available to any Additional Insureds or Indemnitees.

4.   All Insurances will:

4.1 be in accordance with normal industry practice of persons operating aircraft similar to the Aircraft in similar circumstances;

4.2 provide cover denominated in Dollars or any other currencies which Lessor may reasonably require in relation to liability insurance;

4.3 operate on a world-wide basis subject to such limitations and exclusions as Lessor may agree;

4.4  acknowledge that the Insurer is aware of the Lease;

4.5 provide that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person which results in a breach of any term, condition or warranty of the policy, provided that the additional insured so protected has not caused, contributed to or knowingly condoned the said act or omission;

4.6 provide that upon payment of any loss or claim to or on behalf of any additional insured:

            4.6.1 the Insurers shall to the extent and in respect of such payment be subrogated to all legal and equitable rights of that additional insured (other than its rights against any of the other additional insureds);

            4.6.2 the Insurers shall not exercise such rights without the consent of the relevant Indemnitee, such consent not to be unreasonably withheld; and

           4.6.3 at the expense of the Insurers the relevant additional insureds shall do all things reasonably necessary to assist the Insurers to exercise the rights referred to in this paragraph 4.6;

4.7 provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due and that the Insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft which is the subject of the relevant claim; and

4.8 provide that, except in respect of any provision for cancellation or automatic termination specified in the relevant policy or any endorsement thereof, cover provided by the Insurances may only be cancelled or materially altered in a manner adverse to the additional insureds by the giving of not less than thirty (30) days (or such lesser period as is customarily available in respect of war and allied risks) notice in writing to the Broker. Notice will be deemed to commence from the date on which that notice is given by the Insurers.

5.   Where applicable, the Reinsurances will:

5.1 be on the same terms as the original Insurances and will include the provisions of this Schedule;

5.2 provide that, notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings affecting the reinsured, the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

5.3 contain a "cut-through" clause in substantially the following form (or otherwise, satisfactory to Lessor):

     "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss, such claim is to be paid to the person named as loss payee under the primary insurances. The Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as loss payee under the primary insurances effected by the Reinsured, that portion of any loss due for which the Reinsurers would otherwise be liable to pay the original Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith subject to such provisions not contravening any applicable law".

6. Lessee may maintain Insurances in respect of the Aircraft for the purposes of this Lease which incorporate the terms and conditions of Airline Finance/Lease Contract Endorsement AVN67B. In that event, to the extent that any provision of AVN67B conflicts or is otherwise inconsistent with the requirements of the Lease relating to Insurances, then (so long as it is general practice to insure aircraft financed or leased on the basis of such endorsement) such conflicting or inconsistent provision of AVN67B shall prevail and such endorsement shall be deemed to satisfy the requirements of the Lease.

                                   Schedule 6
                   Delivery Condition and Redelivery Condition

                                     PART A
                               DELIVERY CONDITION

1.    Location

      On the Delivery Date, the Aircraft shall be delivered to, and, subject to the Aircraft being in the condition set out in this Part A, technically accepted by Lessee at, the Delivery Location.

2.    General

      The Aircraft shall be in good working order, condition and appearance, with all pilot discrepancies and deferred maintenance items cleared, clean and ready for flight with all of the Aircraft equipment, components and systems operating within limits specified in the Maintenance Manual and functioning in accordance with their intended use. The Aircraft shall be in full compliance with the rules and regulations of the aeronautics authority of the United Kingdom and with applicable Type Certificate Data Sheets. At delivery the Aircraft will be equipped for and the Aircraft Records will be in a condition to allow operations under JAR OPS 1.

      Lessor will deliver the Aircraft to Lessee with the equipment specified in Appendix II to the Certificate of Acceptance.

3.    Documentation

      Lessor agrees to deliver the Aircraft in such condition as to be immediately eligible for issuance of a Standard Certificate of Airworthiness from the Aeronautics Authority. Lessor shall ensure the delivery of the Aircraft Records as amended and supplemented through the Delivery Date. Maintenance and operation records shall be in an up-to-date status. Lessor shall be responsible for the cost of translating any documentation from English if required by the Aeronautics Authority for registration of the Aircraft.

4.    Service Bulletins

All vendor and manufacturer's no-charge SB kits ordered and received by Lessor for the Aircraft but not installed therein shall be delivered with the Aircraft as part of the Aircraft at time of delivery, and shall be loaded on board the Aircraft as cargo. Lessee shall have the option to purchase at Lessor's cost any vendor and manufacturer's SB kits for which there has been material ordered and received by Lessor for the Aircraft but not installed therein.

5.    Fuel

Upon delivery of the Aircraft, the amount of fuel in the fuel tank shall be recorded. Each oil tank shall be full.

                                     PART B
                              REDELIVERY CONDITION

1.    Location

      On the expiration or earlier termination of the Term, the Aircraft shall be redelivered to, and, subject to the Aircraft being in the condition set out in this Part B, technically accepted by Lessor at, the Redelivery Location. At the time of redelivery, the parties shall prepare and execute a Redelivery Certificate in the form of Schedule 14 hereto.

2.    General

      The Aircraft shall be in the same working order, condition and appearance as when received pursuant to the Lease (reasonable wear from normal airline flight operations excepted), with all pilot discrepancies and deferred maintenance items cleared, clean by international commercial airline standards and ready for flight with all of the Aircraft equipment, components and systems operating within limits specified in the Maintenance Manual and functioning in accordance with their intended use. The Aircraft shall be in full compliance with the rules and regulations of the Aeronautics Authority and with applicable Type Certificate Data Sheets. At redelivery the Aircraft will be equipped for and the Aircraft Records will be in a condition to allow operations under JAR OPS 1.

      Lessee will return the Aircraft to Lessor with the same equipment (including the Loose Equipment) as at the commencement of the Term, subject only to those replacements, additions and modifications which may have been made and properly documented pursuant to the Lease or as otherwise specifically approved in writing by Lessor. Lessee shall, at least ninety (90) days prior to return of the Aircraft, furnish Lessor with a listing of all such replacements, additions or modifications made during the Term and shall deliver to Lessor a detailed technical report regarding the Flight Hours and Cycles on the Aircraft and the components and the maintenance status of each.

      Lessor may, from time to time during the one hundred and eighty (180) days prior to the return of the Aircraft, make the Aircraft and its records available for inspection to the designated representatives or technical teams evaluating the Aircraft for use after the end of the Term. Lessor agrees to give Lessee not less than five (5) days' advance notice of such inspection and Lessee agrees to co-operate fully with Lessor's requests in making the Aircraft and records available to such authorized technical teams and Lessor agrees that such requests will be reasonable and will be co-ordinated with Lessee so as to cause minimal disturbance to Lessee's operation or its personnel.

3.    Documentation

      Lessee agrees to return the Aircraft with an Export Certificate of Airworthiness issued by the Aeronautics Authority which is valid at the date of return and for at least sixty (60) days thereafter. Lessee shall ensure the return of the Aircraft Records in accordance with Schedule 9 as amended and supplemented through the date of return. Maintenance and operation records shall be in an up-to-date status and shall include a certified true, current and complete copy of the Maintenance Program. At least thirty (30) days prior to return of the Aircraft, Lessee shall provide Lessor in up-to-date status, in English, at least one complete set of the Aircraft Records. Such records shall include, without limitation, traceability records for all LLPs contained in the Engines, Landing Gear and APU and a "dirty finger-print" copy of the AD compliance.

      Not less than one hundred and eighty (180) days (nor more than three hundred and sixty (360) days) prior to the end of the Term, Lessee and Lessor shall confer to be certain that Lessor is in possession of a complete copy of the then-current Maintenance Program. Within thirty (30) days after such confirmation, Lessee shall specify to Lessor in writing those provisions in the Maintenance Program which have changed from that version of the Maintenance Program delivered to Lessor at or about the Delivery Date and which may have an impact on the return conditions. Immediately thereafter Lessor and Lessee shall negotiate in good faith with a view towards reaching agreement on which changes to the Maintenance Program are adverse to Lessor and the adjustments to the return conditions necessitated thereby.

      On, or within the fourteen (14) days immediately following, the date occurring nine (9) calendar months prior to the Expiry Date, Lessee shall confirm to Lessor in writing the manufacturer's serial number and location of each Engine.

4.    Acceptance Flight

      Prior to the return of the Aircraft and as part of the Final Inspection referred to below, Lessee shall carry out for Lessor or Lessor's representative a functional acceptance flight of the Aircraft based on a mutually agreed flight profile following the Manufacturer's acceptance procedures for used aircraft for a duration not to exceed (2) two hours. Flight crews and fuel shall be furnished by and at the expense of Lessee. After such flight and immediately prior to the redelivery of the Aircraft, Lessee will allow and support Lessor in fully video borescoping each Engine (by an agency selected and paid for by Lessor) and shall correct any deficiencies noted by Lessor or such agency and those otherwise necessary for the return of the Aircraft in the condition required herein. No components shall be changed following such flight except as required by the Maintenance Manual to correct deficiencies or as may be mutually agreed.

      If Lessor and Lessee so agree the acceptance flight shall be effected during the ferry to Lessor's selected location. In such event, Lessee will be responsible for all costs during the first two (2) hours of the ferry flight.

5.  General Return Conditions

     Immediately prior to the return of the Aircraft to Lessor, at Lessee's sole expense, the below minimum return conditions will be met:

            (a) Lessee shall perform inspections and checks in accordance with the Maintenance Program which shall be at least equivalent in scope and content to a complete MPD block "C" Check (as currently described in MPD Appendix "C" Maintenance Block Check Program) and shall encompass all Systems, Zonal and Structural (including CPCP) items listed in the MPD having intervals equal to or less than the then current MPD Block "C" Check interval. Each system, zonal and structural inspection task having an interval greater than the then current MPD Block "C" Check interval shall have the equivalent of at least one MPD Block "C" Check interval remaining to next accomplishment. Lessee shall correct any deficiencies revealed during such checks and inspections using Maintenance Manual limits. Lessee agrees to perform, during such Check, providing such work does not cause the planned grounding of the Aircraft to be extended, any other work reasonably required by Lessor to enable the Aircraft to be placed on another maintenance schedule and Lessor shall reimburse Lessee for the cost of such other work required by Lessor at Lessee's best rate to third parties;

            (b) Lessee shall make the Aircraft available to Lessor during the check specified above and again after completion of all work required herein, for the purpose of conducting a detailed inspection in order to verify that the condition of the Aircraft complies with the requirements set forth herein (such inspection being hereinafter referred to as the "Final Inspection"). Such Final Inspection shall be scheduled at the Redelivery Location. Lessee shall prepare a comparison of Lessee's Maintenance Program and the MPD, and if the aeronautics authority of the next country of registration requires performance of certain bridging tasks to bridge the Aircraft from Lessee's Maintenance Program to the MPD, Lessee shall be responsible for the cost of such bridging tasks (both routine and non-routine);

            (c) The Aircraft shall have been inspected for corrosion in accordance with the Manufacturer's recommendations or the MRB Document then in effect. All mild and moderate corrosion found shall be cleaned and treated and all severe or exfoliated corrosion shall be repaired in accordance with the Manufacturer's Structural Repair Manual;

            (d) Lessee shall carry out a maximum power assurance run of each Engine in accordance with the Maintenance Manual. The TGT of each Engine noted during the maximum power assurance run, the number of Flight Hours on each module since overhaul and performance restoration and the status of the life limited parts in each module shall be recorded. A full video borescope inspection (by an agency selected and paid for by Lessor), including at least the hot, cold and combustor sections of each Engine and an inspection of each magnetic chip detector shall be performed following the functional acceptance flight at Lessor's expense with Lessor's representative entitled to be present and

                     Lessee shall provide evidence satisfactory to Lessor reflecting the correction of any discrepancies from the guidelines set out in the Maintenance Manual which may be discovered during such maximum power assurance runs and borescope inspections;

                     If Engine Trend Monitoring indicates a rate of acceleration in performance deterioration of any Engine over at least the previous ninety (90) days of operation, which is higher than normal based on the maintenance experience of the Engine Manufacturer or the experience of Lessee in operating the same type of engines, under similar conditions, Lessee shall, prior to return, cause to be corrected such conditions which are determined to have exceeded tolerances defined for such engines in the Maintenance Manual or are otherwise determined to be causing such performance deterioration.

                     Each Engine will be returned with at least 3,000 Flight Hours or 12 months remaining before the next anticipated removal for performance restoration or any repair based on the last ninety (90) days of engine trend monitoring, video borescope results, a maximum power assurance run, LLP data and current take off TGT margin. Pratt & Whitney will be used to analyse the foregoing data and determine the anticipated engine time remaining on wing.

                     All repairs required as a result of such inspections shall be certified by the Authorized Maintenance Performer. All repairs shall be made in accordance with the Maintenance Manual. There will be no "on watch" conditions, special repetitive inspections or special callouts on either Engine.

                     No LLP in any Engine shall have less than 1,750 Cycles remaining until scheduled removal.

                     (e) The fuselage of the Aircraft shall be sanded or stripped and freshly painted white in accordance with the Manufacturer's then-applicable painting standards and procedures. The wings and the empennage shall have been touched up as necessary;

                     (f) The flight deck shall be clean, free of stains and cracks and all systems shall function properly. All placards and decals shall be clean, secure and legible. All seats shall be fully serviceable and shall have been deep steam cleaned. All carpets and seat covers shall have been deep steam cleaned. The galleys and lavatories will be fully serviceable and shall have been deep steam cleaned. Overhead bins, sidewall panels and ceiling panels will be freshly cleaned;

                     (g) Lessee will have permanently repaired (there shall be no temporary repairs, time-limited repairs, or repairs requiring repetitive inspections) all impact damage to the Aircraft (regardless of cause) which exceeds the relevant Maintenance Manual limits in accordance with the Manufacturer's Structural Repair Manual. Structural repairs not described in the Manufacturer's Structural Repair Manual will be completed in accordance with the Manufacturer's and the Aeronautics Authority's approved repair scheme. There will be no "scab" patches on the Aircraft other than those existing on the Delivery Date and noted in the Certificate of Acceptance. The records of all repairs carried out on the Aircraft shall be specified in a single document certified by the Authorized Maintenance Performer. There will be no "on watch" conditions, special callouts or special repetitive inspections on the Aircraft;

                     (h) Lessee shall carry out on the Aircraft the final terminating action on all deferred maintenance items, pilot log book reports and Service Bulletins as required in Clause 6.6(f) of the Lease and shall complete, on a terminating action basis, all ADs which become effective on or before the date of return of the Aircraft and which require a terminating action within ninety (90) days after the date of return of the Aircraft to Lessor if the AD kit is available. For any AD where the terminating option is not available, any required repetitive inspections shall be cleared for ninety (90) days following the date of redelivery, or if the interval is less than ninety (90) days, it shall be zero time from inspection. If an SB kit or AD kit is not available it shall be supplied to Lessor without charge when it is received. Lessee will pay Lessor the amount to accomplish any AD due in ninety (90) days after redelivery but for which the SB kit is not available on the redelivery date;

                     (i) On return of the Aircraft to Lessor, all installed time-controlled components on the Aircraft will have not less than 12 months remaining to overhaul, removal bench check or inspection (as applicable). Any emergency equipment that does not have an MPD interval of at least 12 months will be freshly overhauled or have the full inspection interval remaining;

                     (j) The installed APU shall be serviceable with all air and temperature outputs in the normal range. The number of APU Hours since its last performance restoration and full gas path overhaul shall not be any higher than recorded on the Delivery Date;

                     (k) Landing Gear shall have not less than 6,000 Cycles (whichever is the most limiting) remaining to the next overhaul. Each life limited part within the landing gear shall have at least 6,000 Cycles remaining to replacement;

                     (l) If the Airframe inspections performed prior to the Delivery Date have zero-timed each inspection interval, the Airframe shall be redelivered with each inspection interval zero-timed

6.        Specific Conditions

           The condition of the Aircraft installed systems upon return to Lessor will be as follows:

6.1 The Aircraft will be free of fuel, oil, hydraulic and pneumatic leaks. Any temporary leak repairs will have been replaced by permanent repairs.

6.2      The interior configuration shall be the same as at the Delivery Date.

6.3      The Aircraft will have all signs and decals clean, secure and legible.

6.4 Each brake will be returned with at least the same time remaining to overhaul as at delivery of the Aircraft based on brake wear pin measurement. Each tire shall be returned with at least the same time remaining to replacement as at delivery of the Aircraft.

6.5      Fuselage, windows and doors:

             6.5.1 With the exception of those items noted in the Certificate of Acceptance at delivery of the Aircraft, the fuselage will be free of minor dents and abrasions, scab patches and loose or pulled or missing rivets.

             6.5.2 With the exception of those items noted in the Certificate of Acceptance at delivery of the Aircraft, the windows will be free from delamination, blemishes, crazing and will be properly sealed.

             6.5.3 The doors will be free moving, correctly rigged and be fitted with serviceable seals.

6.6      Wings and stabilizers:

             6.6.1 The leading edges will be free from damage, numerous dings and dents (e.g. no significant hail or other foreign object damage).

             6.6.2 The wings will be free of fuel leaks as demonstrated by filling the tanks and observing and inspecting for leaks after twenty four (24) hours.

6.7      Horizontal stabilizer and empennage:

             6.7.1 The leading edges will be free from damage, numerous dings and dents (e.g. no significant hail or other foreign object damage).

6.8      Galleys, lavatories and passenger cabin interior.

             6.8.1 The floor coverings in galley area will be clean and in good condition.

             6.8.2 The galleys and lavatories will be clean and in good condition.

             6.8.3 The seats and seat covers will be deep cleaned and in good condition.

             6.8.4 The in-flight entertainment system will be inspected operationally and functionally tested and repaired as necessary.

6.9      Cockpit:

             6.9.1 The fairing panels will be free of stains and cracks, will be clean, secure and repainted as necessary.

                6.9.2   The floor coverings will be clean and in good condition.

                6.9.3 The seats and seat covers will be deep cleaned and in good condition.

6.10       Cargo compartments:

                6.10.1 With the exception of those items noted in the Certificate of Acceptance at delivery of the Aircraft, all cargo compartment floor, sidewall and ceiling panels will be in good condition, free of holes, cracks, temporary repairs, numerous dents and dings.

                6.10.2 The cargo nets will be in good condition with no tears or frayed areas.

6.11       Landing gear:

                6.11.1 The landing gear and wheel wells will be clean, free of leaks, stains and repaired as necessary.

7.         Return of Essence

           Return of the Aircraft in the condition set out in this Part B at the Redelivery Location is of the essence of the Lease and if the Aircraft is not returned as provided herein, Lessor may obtain a court order requiring Lessee to return the Aircraft in accordance with the provisions hereof. In addition, and without warning or limiting Lessor's right to obtain such court order, if Lessee does not return the Aircraft to Lessor for any cause on the date of the expiration or termination of the Term, or does not return the Aircraft to Lessor in the condition set out in this Part B, then the obligations of Lessee under this Lease shall continue and such continued use shall not be considered a renewal of the terms of this Lease or a waiver of any right of Lessor hereunder and Lessor may terminate Lessee's right to possess the Aircraft immediately on written notice to Lessee; and Lessee shall fully indemnify Lessor on demand against all losses, liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by Lessor. During such continued use, Basic Rent shall continue to be paid by Lessee to Lessor on demand made by Lessor from time to time at the rate of one tenth (1/10) of the last full payment of Basic Rent calculated in accordance with Schedule 3 (for the winter period) for each day until the Aircraft is actually delivered to Lessor in the required condition, and all other terms and conditions of the Lease shall remain in full force and effect, provided that the payment by Lessee of such amounts will not constitute a renewal of the terms of the Lease or of the Term or a waiver of any of Lessor's rights under the Lease and will not give Lessee any rights whatsoever in respect of the Aircraft or any part thereof other than as may be required to enable Lessee to comply with its obligations under Clause 14.

8.         Service Bulletins

           All vendor and manufacturer's no-charge SB kits ordered and received by Lessee for the Aircraft but not installed therein shall be returned with the Aircraft as part of the Aircraft at time of return, and shall be loaded by Lessee on board the Aircraft as cargo. Lessor shall have the option to purchase at Lessee's cost any vendor and manufacturer's SB kits for which there has been material ordered and received by Lessee for the Aircraft but not installed therein.

9.         Fuel

           Upon return of the Aircraft, the fuel tank shall contain the same amount of fuel as was present on delivery to Lessee and each oil tank shall be full.

                                   Schedule 7
                           [Intentionally left blank]

                                   Schedule 8
                           [Intentionally left blank]

                                   Schedule 9
                            Aircraft Records Standard

1.     Language

       Records shall be maintained in the English language.

2.     Minimum Standard

       At a minimum, Lessee shall maintain Aircraft Records in accordance with the requirements of the Aeronautics Authority in addition to the requirements contained in this Lease.

3.     Delivered Aircraft Records

       Lessee shall maintain all Aircraft Records delivered with the Aircraft without interruption. Lessee shall be responsible for return of the full content of the delivery inventory at termination of the Lease.

4.     Manufacturer and Vendor Manuals

       During the Term, Lessee shall maintain at their own cost revision service for all required Manufacturer and Supplier manuals which shall at all times contain the latest issued revisions and reflect current configuration and status of Aircraft, Airframe, Engines and Parts.

5.     Automated Aircraft Records

       Automated Aircraft Records produced by electronic data processing, or other means of automation, are acceptable under one of the two following conditions:

       (a) As summary documents accompanied by original, or manual, Aircraft Records.

       (b) In automated format containing all pertinent data contained in original, or manual, Aircraft Records. In such case, each page of automated Aircraft Records shall be signed, initialled, or stamped in a manner to verify and authenticate its origin and content.

       Upon return, each page of all acceptable automated Aircraft Records shall be verified and authenticated with a signature or stamp representing Lessee Quality Assurance organization or other agreed to agent of Lessee, and dated. A letter identifying Lessee's signatory agent shall accompany the Aircraft Records. Lessee shall provide upon Aircraft return a complete and current copy of Lessee's automated Aircraft Records system procedures and security control approved by the Aeronautic Authority.

6.     Routine Maintenance

       All unsuperseded scheduled and routine maintenance checks and inspections accomplished during the Term shall be fully documented and identified to originating requirement. Aircraft Records resulting from such inspections shall be maintained until returned with the Aircraft.

7.     Non-Routine Tasks

       Non-routine tasks accomplished in conjunction with, or resulting from, routine maintenance tasks shall be fully documented as to engineering disposition and corrective action. Such documentation shall be maintained with the Aircraft Records until superseded. In the case of repairs and alterations, data shall be maintained until returned with the Aircraft.

8.     Repairs

       Lessee shall construct and maintain a detailed and accurate summary list, complete with dates, references to pertinent documentation, affected assembly or part numbers and method of acceptance, of all repairs performed upon the Aircraft during the Term. All technical and engineering data, calculations, drawings covering these repairs shall become a permanent part of the Aircraft Records and shall be delivered to Lessor at redelivery of the Aircraft.

9.     Alterations and Modifications

       Lessee shall construct and maintain a detailed and accurate summary list complete with dates, references to pertinent documentation, affected assembly or part numbers, method of acceptance of all alterations, both major and minor, performed upon the Aircraft during the Term. All technical and engineering data, calculations and drawings covering those alterations that remain incorporated, in whole or in part, on the Aircraft at the end of the Term shall become a permanent part of Aircraft Records and shall be delivered to Lessor at redelivery of the Aircraft.

10.    Replacement Parts

       Serialized Aircraft Records detailing shop action of all replacement items, appliances, assemblies and component parts thereof which are installed on the Aircraft during the Term of the Lease shall be maintained until returned with the Aircraft.

11.    Life Limited Parts

       Life Limited Parts (LLPs) as specified by Aircraft, Airframe, Engine, and Appliance Type Data Sheets and Time Controlled Components identified by MPD shall possess all historic Aircraft Records necessary to establish origin, date,

                                      -89
       hours and cycles at each installation and removal, last shop visit findings and Return to Service where applicable, in addition to total service and authenticity.

12.    Flight Time and Cycles

       Lessee shall maintain accurate, complete, and current Aircraft Records of all flights and cycles made by, and all maintenance and inspection performed on the Aircraft Airframe, Engines, Appliances or component parts thereof.

13.    Airworthiness Directives

       All documentation necessary to assure and demonstrate method of compliance with ADs (and any mandatory program which comes into effect during the Term) shall become a permanent part of the Aircraft Records and shall be returned with the Aircraft.

14.    ADs and Service Bulletins

       Listings provided by Lessee, which summarize compliance with Service Bulletins and ADs, shall be returned with the Aircraft and verified in writing by Lessee's quality assurance organization to be authentic and complete. In the event that a particular Service Bulletin was accomplished only in part, or in variance from Manufacturer's specific instructions, such deviation will be plainly noted. In the event that a particular AD was accomplished in accordance with an approved alternate means of compliance, it will be plainly noted.

15.    Records List at Aircraft Redelivery

       The content of the Aircraft Records at redelivery will be as provided in Attachment 1 to this Schedule 9.

                                  Attachment 1
                                  To Schedule 9

                      RECORDS LIST FOR AIRCRAFT REDELIVERY

CONFIGURATION

Aircraft Description (technical description of aircraft, engines, configuration, weights, etc.)

1. Manufacturer's Detail Specification
2. Interior Configuration Drawing aka "LOPA" (approved by applicable regulatory authority)
3. Cockpit Installation Drawings (installation and location of consoles, instruments, switches, circuit breakers, standard units of measurement, etc.)
4. Emergency and Survival Equipment Installation Drawings (description, part number, quantity and location)
5. Avionics Installation List (description, manufacturer, model number, part number and quantity)
6. List of Supplemental Type Certificates (STC), or equivalent, issued against the aircraft by any Aviation Authority
7. Manufacturer's Delivery Inventory (i.e. Boeing List of Equipment)

CERTIFICATES

1. Original Export Certificate of Airworthiness
2. Current Export Certificate of Airworthiness (as applicable)
3. Current Certificate of Airworthiness (photocopy; original shall be on board aircraft)
4. Current Aircraft Registration Certificate (photocopy; original shall be on board aircraft)
5. De-Registration (as applicable)
6. Noise Certificate

SUMMARY RECORDS

Lessee shall assure that each of the following documents are complete including any update required to reflect work performed in preparation for return to Lessor. Each summary report shall be certified by signature of Lessee's Director of Quality Assurance or Director of Quality Control as being a complete and accurate description of aircraft status at return to Lessor.

1. Aircraft record of flight time and cycles (listing of accumulated hours and cycles as of specific dates)
2. Airworthiness Directive (AD) Applicability and Compliance Status - Lessee will supply a separate listing for Airframe, Appliances, APU and each Engine. Listings will include all AD's issued by the Aviation Authority of country of manufacture against the model and series of equipment leased and will clearly identify any exemptions, waivers, or alternate means of compliance granted by the regulatory authority to the operator. In addition to other pertinent data, the documents shall include manufacturer's Service Bulletin(s) reference, AD and SB revision numbers, method of compliance, date and time (hours and cycles) of accomplishment, status (terminated, repetitive, open), and next due.
3. Manufacturer Service Bulletin (SB) Compliance Summary - Lessee will supply a separate listing from Airframe, Appliances, APU and each Engine. Summary will clearly identify whether an SB was completed in full, in part or in variance to manufacturer data and shall detail which portions were accomplished or the nature of any variance.
4. List of Operator Modifications Incorporated (EO's, EA's, FCD's etc.) In addition to other pertinent data, this document shall include operator document reference, description, date and time of accomplishment.
5. List of Structural Repairs - In addition to other pertinent data, this document shall include specific location, size, date repair made, specific authority for repair (i.e. SRM reference, Aviation Authority approval, manufacturer telex, etc.), and whether repair was classed as major or minor.
6. List of Major Alterations - In addition to other pertinent data, this document shall include description, STC number, and date incorporated.
7.  Life Limited Parts (LLP) Status Reports (Airframe, Landing Gear, Engines,
    APU) (In addition to other pertinent information, this document shall include description, location, manufacturer part number, manufacturer serial number, total time (hours and cycles), life limit and time remaining.)
8. Check/Inspection History (record of scheduled checks accomplished during lease term including date and time accomplished)
9. Complete Status Summary for each special maintenance, modification or inspection program (Corrosion Prevention and Control, Supplemental Inspection, Aging Aircraft, etc.) in affect at time of return.
10. Time-Controlled Components (TCC) Status Report (Shall address status of each TCC identified in the manufacturer's MPD as well as each TCC listed in Lessee Maintenance Program. In addition to other pertinent information, this document shall include description, location, manufacturer part number, manufacturer serial number, date and aircraft time at installation, current time since overhaul (hours and cycles), limit, and time remaining.)
11. List of Currently Installed Components and Equipment (In addition to other pertinent information, this document shall include description, location, manufacturer part number, manufacturer serial number, date installed and aircraft time at installation.)
12. Emergency and Survival Equipment Inspection Status (In addition to other pertinent information, this document shall include description, location, manufacturer part number, manufacturer serial number, date of last inspection and when next due.)
13. List of Deferred Maintenance Items (If no DMI, MEL or CDL items are "open" at transfer, a signed statement to that effect is required.)
14. List and Status of any out-of-phase checks, special inspection requirements, time limited repairs, "watch" items, etc. (If none exist, then a signed statement to that effect is required.)

MAINTENANCE AND CHECK ACCOMPLISHMENT RECORDS

1.  Aircraft Flight and Maintenance Log Sheets
2. Complete accomplishment records (task card summaries, work instruction cards, non-routines, etc.) for each unsuperseded scheduled check (i.e. "A", "B", "C" (Zonal/Systems) and "Structural" Checks / Inspections). In the event that a check is performed in phases, all phases necessary to constitute a complete block check are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required.
3. Accomplishment records for each special maintenance, modification or inspection programs (Corrosion Prevention and Control, Supplemental Inspection, Aging Aircraft, etc.) in affect at time of return.
4.  Aircraft weight records (including weight change ledger)

AIRWORTHINESS DIRECTIVES, SERVICE BULLETINS AND MODIFICATIONS

1. Airworthiness Directive Accomplishment Records for all Airworthiness Directives accomplished including task cards, engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority. (Records shall be returned in dedicated AD files segregated by Airframe, Engine, APU and Appliances and shall be in AD number order. Records for AD's requiring repetitive accomplishment of identical action may be restricted to initial and most recent accomplishment.)

2. Service Bulletin Accomplishment Records for all Service Bulletins accomplished on the Aircraft, Engines, APU and Appliances including task cards, engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority. (Records shall be returned in dedicated SB files segregated by Airframe, Engine, APU and Appliances and shall be in SB number order. Records for SB's requiring repetitive accomplishment of identical action may be restricted to initial and most recent accomplishment. SB's carried out to satisfy AD requirements shall be returned with AD records and need not be duplicated in SB files.)

3. Modification Accomplishment Records for all Modifications accomplished on the Aircraft, Engines, APU and Appliances including task cards, engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority. (Records shall be returned in dedicated Modification files segregated by Airframe, Engine, APU and Appliances and shall be organized in a fashion that allows documents for a particular modification to be located quickly and efficiently. Modifications carried out to satisfy AD requirements shall be returned with AD records and need not be duplicated in Modification files.)

REPAIRS AND ALTERATIONS

1. Structural Repair Documents including task cards, engineering orders, drawings, manufacturer telexes, manufacturer approval, Aviation Authority approval, Supplemental Type Certificates, Master Change Notice, FAA Form 8130-3 or JAA Form 1, etc., as necessary to document work done, certification basis, and approval authority. (Records shall be returned in dedicated repair files and shall be organized in a fashion that allows documents for a particular repair to be located quickly and efficiently.)

2. Diagram (aka "map") showing general size and location of all external structural repairs

3. Alteration Documents including task cards, engineering orders, drawings, manufacturer telexes, manufacturer approval, Aviation Authority approval, Supplemental Type Certificates, Master Change Notice, FAA Form 8130-3 or JAA Form 1, etc., as necessary to document work done, certification basis, and approval authority. (Records shall be returned in dedicated alteration files and shall be organized in a fashion that allows documents for a particular alteration to be located quickly and efficiently.)

ENGINE RECORDS

1. Certified statement as to time and cycles since overhaul on each engine module
2.  Engine Log Book (as applicable to Lessee's records keeping system)
3. Engine Master Record (record of installation and removal and accumulated flight time and cycles)
4. Accessory Status (including description, part number, serial number, date and time installed, and current time since overhaul)
5. Record of last overhaul (FAA Form 8130-3 or JAA Form One) for each of the accessory rotables requiring overhaul on a time specified basis
6. Repair, overhaul and inspection records for each shop visit since and including the last overhaul of each module
7. Documents demonstrating installation and full traceability to new for each life limited part
8.  Engine Condition Monitoring Report
9.  Most recent engine borescope (if videotaped, include copy of video)
10. Most recent fuel, oil sampling, magnetic chip detector and vibration survey results (as available)
11. Most recent on-wing ground performance run
12. Last certified Test Cell Run specifying engine OATL (outside air temperature limit) at rated thrust
13. Manufacturer delivery documents i.e. PWA Industry Item List , GE Data Submittal, etc.
14. Engine Oil used
15. Any incidents during operation since last shop visit with action taken i.e. IFSD/FOD/oil loss etc.

APU RECORDS

1. Certified statement as to hours and cycles since overhaul, hours and cycles since hot section inspection and operator's method for APU time accrual

2. APU Log Book (shall at a minimum contain a record of each installation and removal with accumulated time and cycles, complete and accurate Life Limited Parts History cards, maintenance release and FAA Form 337 for each shop visit)

3. Accessory Status (including description, part number, serial number, date and time installed, and current time since overhaul)

4. Record of last overhaul (FAA Form 8130-3 or JAA Form One) for each of the accessory rotables requiring overhaul on a time specified basis

5. Repair, overhaul and inspection records for each shop visit since and including the last overhaul

6. Documents demonstrating installation and full traceability to new for each life limited part

7.  Most recent certified APU borescope report
8.  Most recent APU on-wing health check datasheets
9.  Last certified test cell run

COMPONENT RECORDS

1. Documents demonstrating installation and full traceability to new for each life limited part

2. Time Controlled Component (TCC) Installation records and certified records of last overhaul (FAA Form 8130-3 or JAA Form One) for each TCC listed in the manufacturer's MPD and/or Lessee's approved program

3. Installation records and serviceable tags (FAA Form 8130-3 or JAA Form One) for Components and Equipment Fitted (minimum acceptable is last twelve months)

4.  Compass Swing (last recorded)

5.  VOR Equipment Check (last recorded)

6. Altimeter and Altitude Reporting Equipment Test and Inspection (last recorded)

7.  ATC Transponder Inspection (last recorded)

8.  Emergency Locator Battery Status (battery life, replacement times, etc.)

9.  Control Surface Balance (last recorded)

10. Flight and Cockpit Voice Recorders (last bench test and inspection)

MISCELLANEOUS

1.  Aircraft Log Book (as applicable to Lessee's records keeping system)
2.  CAA Modification Log Book (as applicable to Lessee's records keeping system)
3.  Lessee's Minimum Equipment List (MEL)
4.  Lessee's Minimum Equipment List (MEL) Procedures Manual
5. Lessee's Maintenance Program and copy of aviation authority approval of same (Maintenance Program documentation shall include a complete cross reference between Manufacturer's Maintenance Planning Document task numbers and Lessee task numbers)
6. Operator vs. Manufacturer Part Number Cross-Reference and any other reference material necessary for interpretation of status summaries
7.  List of Oils and Fluids used throughout the aircraft
8.  Galley Drawings
9. Certificate of Conformity for all interior fabrics, carpets, wall and ceiling panels and seat covers/cushions indicating compliance with the relevant FAA Flammability requirements, including FAR 121.312
10. Certification records of galleys and seats

QUALITY ASSURANCE STATEMENTS

1. Statement of total hours and total cycles on the airframe, engines, APU and landing gear at aircraft transfer

2. Automated Record System procedures and Security Control (as applicable to Lessee's records keeping system)
3. List of Repair Stations used by Lessee including Part 145 Certification and Letter to Repair Stations authorizing release of records to Lessor upon request
4. Report detailing Incidents or Accidents (if none, signed statement to that effect)
5. List of All Records and Documentation Transferred with Aircraft (inventory of boxes and content)

                                   Schedule 10
                           [Intentionally left blank]

                                   Schedule 11
                           [Intentionally left blank]

                                   Schedule 12
                                Lease Information

Aircraft:
Manufacturer:                     The Boeing Company

Type and Model:                   B727-100

Serial Number:                    19318

Engines:
Manufacturer:                     Pratt & Whitney

Type and Model:                   JT8D-9A

Anticipated Delivery Date:        December 10, 2002

Claims Limit:                     the amount of the first deductible under the
                                  hull cover.

Delivery Location:

Expiry Date:                      The fifth anniversary of the Delivery Date.

Lessee's Process Agent:           United Breweries Holdings, Ltd.
                                  212 N. McDowell Street
                                  Suite 210
                                  Charlotte, NC 28204


Latest Delivery Date:

Home Jurisdiction:                Lessor: Utah
                                  Lessee: North Carolina

State of Registration:            United States of America

Text of Fireproof Plate:

                               Notice of Ownership

          This Aircraft is owned by WELLS FARGO BANK NORTHWEST NATIONAL ASSOCIATION and is leased to UNITED BREWERIES HOLDINGS, LTD.

Insured Value:                    $__________
Engine Agreed Value:              $__________ (each Engine)

                                   Schedule 13
                       Form of Quarterly Operating Report

To:        Name and address of Lessor

Attention: Technical Department

                                                                       Date: [.]

Aircraft Lease Agreement (the "Lease Agreement") dated __________, 2002 between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION as lessor, and UNITED BREWERIES HOLDINGS, LTD., as lessee relating to one Boeing 727-100 Aircraft, MSN 19318 (the "Aircraft")

Terms used in this Report have the meanings given to them in the Lease
Agreement.

We confirm that during the period from . to . (the "Period") or, as the context may require, as of the last day of the Period the following information was true with respect to the Aircraft:

1.         Engines

           Engine (1):

           (i)    Whether removed from Airframe during Period: [.]

           (ii) Location (i.e. aircraft on which installed if not the Aircraft): [.]

           (iii)  Flight Hours completed during Period: [.]

           (iv)   Cycles completed during Period: [.]

           (v)    Major component changes: [.]

           Engine (2):

           (vi)   Whether removed from Airframe during Period: [.]

           (vii) Location (i.e. aircraft on which installed if not the Aircraft): [.]

           (viii) Flight Hours completed during Period: [.]

           (ix)   Cycles completed during Period: [.]

           (x)    Major component changes: [.]

2.         APU

           (xi)   APU Hours completed during Period: [.]

           (xii)  Cycles completed during Period: [.]

3.         Landing Gear

           (xiii)  Flight Hours completed during Period: [.]

           (xiv)   Block Hours completed during Period: [.]

           (xv)    Cycles completed during Period: [.]

4.         Airframe

           (xvi)   Flight Hours completed during Period: [.]

           (xvii)  Block Hours completed during Period: [.]

           (xviii) Cycles completed during Period: [.]

           (xix)   Major component changes: [.]

           (xx)    Time to next Major Check: [.]

           (xxi)   Average daily utilisation (in Hours) during Period: [.]

           (xxii) Any specific information re: restriction of operating location.

5.         Any changes to Insurances over Period: [.]

6.         Any notice of Mandatory Modifications received during Period: [.]

7.         Routes (city pairs) flown during period: [.]

8.         Engine derates used during Period: [.]

.......................
Authorised Signatory
for and on behalf of
United Breweries Holdings, Ltd.

cc:

                                   Schedule 14
                         Form of Redelivery Certificate

THIS REDELIVERY CERTIFICATE is dated [_], 20[_], (this "Redelivery Certificate"), between WELLS FARGO BANK NORTHWEST, National Association, as Owner Trustee ("Lessor") and UNITED BREWERIES HOLDINGS, LTD. ("Lessee").

WITNESSETH:

WHEREAS, Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement dated ______________, 2002 (the "Lease"), which provides for the execution and delivery of a Redelivery Certificate in substantially the form hereof for the purpose of acknowledging the return of the Aircraft in accordance with the terms of the Lease;

NOW, THEREFORE, in consideration of the premises, and pursuant to Clause 14 of the Lease, Lessor and Lessee hereby agree as follows:

1.         Definitions

           Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given them in the Lease.

2.         Redelivery and Acceptance

           Lessee hereby delivers and returns to Lessor, and Lessor hereby accepts from Lessor under the provisions of the Lease:

           Aircraft: One Boeing 727-100 aircraft consisting of the following:

                  (a)    Airframe: Registration Mark: [_]

                                   Manufacturer's Serial No. 19318

                                   Total Flight Hours: [_]

                                   Total Cycles: [_]

                  (b) Engines: Three [Engine model] turbofan engines installed on said Airframe, bearing, respectively, Manufacturer's Serial Nos.:

                  Engine          Manufacturer's     Total               Total
                  Number          Serial Number      Engine Hours        Cycles

                  1.

                  2.

                  3.

                  The status of the time controlled components, engine modules and life limited parts is set forth in Appendix I hereto.

                  (c)    Auxiliary Power Unit:

Make And Model  Manufacturer's   Total APU Hours   APU Hours since    Total Cycles  Cycles since
                Serial Numbers                     Overhaul or                      Overhaul or
                                                   Performance                      Performance
                                                   Restoration                      Restoration

                  (d)    Landing Gear

                  Position        Date of Last Overhaul        Hours and Cycles
                                                               Since Overhaul
                  Nose
                  Main - Left
                  Main - Right

                  (e)    Brake Wear Pin Measurements

                  Position                    Measurement

                  (f) Lessor Furnished Equipment: The equipment installed in the Aircraft (including avionics, safety equipment and galley equipment) and being returned to Lessor is described in Appendix II hereto.

           Lessor confirms that the Aircraft has been examined by its duly appointed and authorized representatives and such items conform to the information set forth above.

3.         Aircraft Records

           Lessee hereby redelivers and Lessor hereby accepts the manuals, log books, records and other documents relating to the Aircraft described in Appendix III hereto.

4.         Redelivery Date

           The redelivery date of the Aircraft is the date first set forth above, and the Aircraft is hereby redelivered and accepted on such date at , hours local time at [location of redelivery].

5.         Fuel

           At the time of redelivery there were    kg. of fuel in the Aircraft
           and each oil tank was full.

6.         Condition of Aircraft

           The Aircraft is redelivered in good working order and condition except for the exceptions specified in Appendix IV hereto and Lessee and Lessor agree to the payments and commitments specified therein.

7.         Governing Law

           This Redelivery Certificate shall in all respects be governed by, and construed in accordance with, the laws of United States of America. Subject to Clause 17.6 of the Lease, the parties hereto agree that the courts of United States of America are to have jurisdiction to settle any disputes which may arise out of this Redelivery Certificate.

In Witness Whereof, Lessor and Lessee have each caused this Redelivery Certificate to be duly executed by their authorized officers on the date first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity but solely as Owner Trustee

By:        ___________________________________

Name:      ___________________________________

Title:     ___________________________________

UNITED BREWERIES HOLDINGS, LTD.

By:        ___________________________________

Name:      ___________________________________

Title:     ___________________________________

                                   APPENDIX I
                            to Redelivery Certificate

                        [Aircraft Model and Type] MSN [ ]

              STATUS OF TIME CONTROLLED COMPONENTS, ENGINES MODULES
                                    AND LLPS



                           See attached _______ pages.

                                   APPENDIX II
                            to Redelivery Certificate

                        [Aircraft Model and Type] MSN [ ]



                           LESSOR FURNISHED EQUIPMENT



                            See attached _____ pages.

                                  APPENDIX III
                            to Redelivery Certificate

                        [Aircraft Model and Type] MSN [ ]



                                AIRCRAFT RECORDS



                            See attached _____ pages.

                                   APPENDIX IV
                            to Redelivery Certificate

                        [Aircraft Model and Type] MSN [ ]



                            OPEN/MISCELLANEOUS ITEMS



                           See attached ______ pages.

                                                                       EXHIBIT B

                        GUARANTY AND SURETYSHIP AGREEMENT

           THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of _______________, 2002, is made by UNITED BREWERIES (HOLDINGS) LIMITED, an Indian company with offices at 1 Vittal Mallya Road, Bangalore, India (the "Guarantor"), in favor of WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association with offices at 79 South Main Street, Salt Lake City, Utah 84111 (the "Trustee") and UBICS HOLDING COMPANY, a Delaware corporation with offices at 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801 ("UBICS").

                              W I T N E S S E T H :

           WHEREAS, UBICS, as trustor, and the Trustee are parties to a Trust Agreement dated as of October 21, 2002 (the "Trust Agreement"), pursuant to which the Trustee has acquired title to a Boeing 727 aircraft more particularly described in the Trust Agreement (the "Aircraft"); and

           WHEREAS, the Trustee and United Breweries Holdings, Ltd., a North Carolina corporation and controlled affiliate of the Guarantor (the "Lessee"), entered into an Aircraft Lease Agreement dated as of ____________, 2002 (the "Lease") pursuant to which the Trustee has leased the Aircraft to Lessee on a dry lease basis; and

           WHEREAS, as a condition to the Trustee's acquisition of the Aircraft and its execution and delivery of the Lease, the Trustee and UBICS have required that Guarantor execute and deliver this Guaranty.

           NOW, THEREFORE, in order to induce the Trustee to acquire the Aircraft and enter into the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantor does hereby covenant and agree with the Trustee and UBICS as follows:

           1. Definitions and Construction. Reference is hereby made to the Lease for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Lease and not defined herein shall have the respective meanings ascribed to such terms in the Lease.

           2. Guaranty. Guarantor absolutely and unconditionally guarantees and becomes surety for the full, prompt and punctual payment to the Trustee, as and when due, and performance of any and all liabilities and obligations of the Lessee to the Trustee under, or pursuant to the terms of the Lease, whether for rent, fees, expenses or otherwise (all such liabilities and obligations being herein called collectively the "Obligations"), together with any and all reasonable expenses, including without limitation attorneys' fees and disbursements, which may be incurred by the Trustee in collecting any or all of the Obligations or enforcing any and all rights against Guarantor under this Guaranty (herein the "Expenses"). Without limiting Guarantor's obligations hereunder and notwithstanding any purported termination of this Guaranty, if any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, or similar event with respect to the Lessee or any co-guarantor or endorser of all or any of the Obligations shall occur, and such occurrence shall result in the return of (or in such event the Trustee shall be requested to return) any payment or performance of any of the Obligations or Expenses, then (a) without further notice, demand or other action, the obligations of Guarantor hereunder shall be reinstated with respect to (i) such payment or performance returned (or requested to be returned) and (ii) with respect to all further obligations arising as a result of such return or request, and (b) Guarantor shall thereupon be liable therefor, without any obligation on the part of Lessee to contest or resist any such return.

           3.   Nature and Term of Guaranty.

                (a) The obligations and liability of Guarantor under this Guaranty shall be independent, absolute, primary and direct, irrevocable and unconditional, regardless of: any lack of validity or enforceability of the Lease or any of the Obligations or Expenses; the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Lessee or Guarantor or any co-guarantor or endorser of, any or all of the Obligations and Expenses or any of the assets of any of them, or any contest of the validity of this Guaranty in any such proceeding; or any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of the Trustee with respect thereto or which might cause or permit the Lessee or any co-guarantor or endorser of the Obligations and Expenses to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations and Expenses or performance of this Guaranty.

                (b) This Guaranty is a continuing guaranty and shall remain in full force and effect until the Obligations, the Expenses and any and all other amounts payable hereunder shall have been paid in full and the period during which any payment by the Lessee or Guarantor is or may be subject to rescission, avoidance or refund under the United States Bankruptcy Code (or any similar state statute) shall have expired.

           4.   Payment in Accordance with Lease.

                (a) Guarantor hereby guaranties that the Obligations and Expenses shall be paid and performed strictly in accordance with the terms of the Lease.

                (b) If any Obligation or Expense is not paid or performed by the Lessee punctually, subject to any applicable grace period, Guarantor will, upon the Trustee's demand, immediately pay or perform such Obligation or Expense or cause the same to be paid or performed. Guarantor will pay to the Trustee, upon demand, all costs and expenses, including the Expenses, which may be incurred by the Trustee in the collection or enforcement of Guarantor's obligations under this Guaranty.

           5. Rights and Remedies of the Trustee. The Trustee, in its sole discretion, may proceed to exercise any right or remedy which it may have under this Guaranty against Guarantor without first pursuing or exhausting any rights or remedies which it may have against the Lessee or against any other person or entity, and may proceed to exercise any right or remedy which it may have under this Guaranty without regard to any actions or omissions of any other person or entity, in any manner or order, without any obligation to marshal in favor of Guarantor or other persons or entities and without releasing any of Guarantor's obligations hereunder with respect to any unpaid Obligations and Expenses. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

           6. Actions by the Trustee Not Affecting Guaranty. The Trustee may, at any time or from time to time, in such manner and upon such terms as it may deem proper, extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations and Expenses, or subordinate payment of the same, or any part thereof, to the payment of any other liabilities or obligations of the Lessee which may at any time be due or owing to the Trustee or anyone, or elect not to enforce any of the Trustee's rights with respect to any or all of the Obligations and Expenses or any collateral security therefor, all without notice to, or further assent of Guarantor and without releasing or affecting Guarantor's obligations hereunder.

                  7. Payments Under Guaranty. All payments by Guarantor hereunder shall be made in immediately available funds and in lawful money of the United States of America to the Trustee at its office at 79 South Main Street, Salt Lake City, Utah 84111 Attention: Corporate Trust Department MAC:
U1254-031 or at such other location as the Trustee shall specify by notice to Guarantor. All payments by Guarantor under this Guaranty shall be made by Guarantor solely from Guarantor's own funds and not from any funds of the Lessee.

                  8. Modifications and Waivers. No failure or delay on the part of the Trustee in exercising any power or right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Guaranty. No modification or waiver of any provision of this Guaranty nor consent to any departure therefrom shall, in any event, be effective unless the same is in writing signed by the Trustee and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on Guarantor, in any case, shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

                  9. Guarantor's Waiver. Guarantor hereby waives promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations, the Expenses and this Guaranty. Guarantor further irrevocably and unconditionally (i) agrees that if the Trustee or UBICS brings legal proceedings against it or its assets in relation to this Guaranty, no immunity from such legal proceedings (which will be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets; and (ii) waives any such right of immunity which it or its assets now has or may in the future acquire.

                  10. Waiver of Subrogation. Guarantor hereby waives (a) any right which Guarantor may now have or hereafter acquire by way of subrogation under this Guaranty, by law or otherwise or by way of reimbursement, indemnity, exoneration, or contribution; or (b) any right to assert defenses as the primary obligor of the Obligations; or (c) any other claim which it now has or may hereafter acquire against the Lessee or any other person or against or with respect to the Lessee's property (including, without limitation, any property which has been pledged to secure the Obligations); or (d) any right to enforce any remedy which the Trustee may now have or hereafter acquire against the Lessee or any other guarantor, maker or endorser; in any case, whether any of the foregoing claims, remedies and rights may arise in equity, under contract, by payment, statute, common law or otherwise. If in violation of the foregoing any amount shall be paid to Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied against the Obligations and Expenses, whether matured or unmatured, in accordance with the terms of the Lease.

                  11. No Setoff by Guarantor. No setoff, counterclaim, deduction, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantor has or may have against the Lessee, the Trustee or UBICS shall be available hereunder to Guarantor.

                  12. Representations and Warranties. Guarantor hereby represents and warrants as follows:

                        (a) Guarantor is an Indian company duly organized, validly existing and in good standing under the laws of India, and has full right, power and authority to enter into, and perform this Guaranty.

                        (b) The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary actions, and do not and will not contravene any law or any contract binding on, or affecting Guarantor.

                        (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.

                        (d) This Guaranty is a legal, valid and binding obligation of Guarantor enforceable against the Guarantor in accordance with its terms.

                        (e) There is no pending or threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator which may materially adversely affect the financial condition of Guarantor.

                        (f) Guarantor is subject to civil commercial law with respect to its obligations under the Guaranty and neither Guarantor nor any of its assets is entitled to any right of immunity and the entry into and performance of the Guaranty by Guarantor constitutes private and commercial acts.

                  13. Covenant. Guarantor covenants and agrees that, so long as any part of the Obligations and Expenses shall remain unpaid, Guarantor shall maintain its corporate existence and shall not dissolve or otherwise dispose of all, or substantially all of its assets.

                  14. Appointment of Agent for Service of Process. If for any reason Guarantor not be subject to service of process in the State of Delaware during the term of this Guaranty, Guarantor hereby appoints, without power of revocation, Paul J. Tauber, Coblentz, Patch, Duffy & Bass LLP, 222 Kearny Street, 7th Floor, San Francisco, CA 94108 as the agent of Guarantor upon whom may be served all process, pleadings, notices or other documents which may be served upon Guarantor under this Guaranty.

                  15. Addresses for Notices. All requests, consents, notices and other communications required or permitted hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered personally or by registered or certified mail, postage pre-paid, by reliable overnight courier, or by telecopier to the parties at their respective addresses set forth below or at such other address as may be given by any party to the other in writing in accordance with this Section 15:

                        If to Guarantor:

                        United Breweries (Holdings) Limited
                        1 Vittal Mallya Road
                        Bangalore 560001
                        India

                       If to the Lessee:

                       United Breweries Holdings, Ltd.
                       212 N. McDowell Street, Suite 210
                       Charlotte, NC 28204

                       and

                       United Breweries Holdings, Ltd.
                       3 Harbor Drive
                       Suite 115
                       Sausalito, CA 94865


                       If to the Trustee:

                       Wells Fargo Bank Northwest, National Association 79 South Main Street
                       Salt Lake City, UT 84111
                       Attn: Corporate Trust Department MA: U1254-031


                       If to UBICS:

                       UBICS Holding Company
                       300 Delaware Avenue
                       Suite 1704
                       Wilmington, DE 19801


                       With a copy to

                       UBICS, Inc.
                       333 Technology Drive
                       Suite 210, Southpointe
                       Canonsburg, PA 15317
                       Attn: President

           16. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the Obligations, the Expenses and all other amounts payable under this Guaranty shall have been paid in full and the period during which any payment by the Lessee or Guarantor is or may be subject to avoidance or refund under the United States Bankruptcy Code (or any similar statute) shall have expired, (ii) be binding upon Guarantor and the successors and assigns of Guarantor, and (iii) inure to the benefit of, and be enforceable by the Trustee and UBICS and their respective successors, transferees and assigns.

           17. Entire Agreement. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

           18. Severability. The invalidity or unenforceability of any one or more portions of this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty.

           19. Governing Law. This Guaranty shall be deemed to be a contract under the laws of the State of Delaware, without reference to conflicts-of-laws principles and for all purposes shall be governed by and construed in accordance with such laws.

           20. Jurisdiction, Venue, Trial By Jury. Guarantor hereby (a) agrees that any litigation, action or proceeding arising out of or relating to this Guaranty shall be instituted in the courts of the State of Delaware or the United States of America; (b) waives any objection which Guarantor might have now or hereafter to the venue in such courts of any such litigation, action or proceeding; (c) irrevocably submits to the venue and exclusive jurisdiction of such courts in any such litigation, action or proceeding; (d) irrevocably consents to personal jurisdiction in such courts and further agrees that service of process upon Guarantor may be effected by certified mail to the address provided in Section 15 of this Guaranty or by any other means permitted by law;
(e) waives any claim or defense of inconvenient forum; and (f) waives any right to trial by jury. The foregoing shall not preclude the Trustee or UBICS from seeking to enforce this Guaranty in any other court of competent jurisdiction.

           IN WITNESS WHEREOF, for good and valuable consideration and intending to be legally bound hereby, this Guaranty has been executed by Guarantor as of the date hereof.

ATTEST:                                     UNITED BREWERIES (HOLDINGS) LIMITED


By:__________________________               By:_________________________________
   Name:                                       Dr. Vijay Mallya
   Title:                                      Chairman